The information in this prospectus supplement and the attached prospectus is not complete and may be changed. This prospectus supplement and the attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED OCTOBER 31, 2002

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 31, 2002)
                                  $645,751,000
                           SSB Auto Loan Trust 2002-1

Salomon Brothers Realty Corp.                       SSB Vehicle Securities Inc.
        Seller                                               Depositor

Before you purchase these Offered Notes, be sure you understand the structure and risks. See "Risk Factors" beginning on page S-10 of this Prospectus Supplement and page 8 of the accompanying Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved the Notes or determined that this Prospectus Supplement and Prospectus are accurate or complete. Any representation to the contrary is a criminal offense.

                      Systems & Services Technologies, Inc.
                                    Servicer
                              ---------------------

                                                                                            Final Scheduled
                  Principal       Price to      Underwriting  Proceeds to the   Interest      Distribution
                   Amount         Public(1)       Discount     Depositor(2)       Rate            Date
   Class A-1
   Notes...... $195,000,000             %               %              %               %     November 15, 2003
   Class A-2
   Notes...... $243,000,000             %               %              %               %     September 15, 2005
   Class A-3
   Notes...... $106,000,000             %               %              %               %     September 15, 2006
   Class A-4
   Notes...... $73,746,000              %               %              %               %     February 15, 2009
   Class B
   Notes...... $18,121,000              %               %              %               %     February 15, 2009
   Class C
   Notes......  $9,884,000              %               %              %               %     February 15, 2009
        --------------

          (1)Plus accrued interest, if any, from November , 2002.

          (2)Before deducting expenses expected to be $          .


          o In addition to the Offered Notes described in the table above, the Trust will issue Class D Notes. The Class D Notes are not being offered pursuant to this Prospectus Supplement. The Trust also will issue Asset Backed Certificates pursuant to the Trust Agreement which will be entitled to certain amounts as described herein. Only the Offered Notes are being offered hereby.

          o The Trust will pay interest and principal on the Notes on the 15th day of each month. The first Distribution Date will be December 16, 2002.

          o The Class B Notes are subordinated to the Class A Notes to the extent described herein. The Class C Notes are subordinated to the Class A Notes and the Class B Notes to the extent described herein. The Class D Notes are subordinated to the Class A Notes, the Class B Notes and the Class C Notes to the extent described herein. Payments on the Certificates will be subordinated to payments of principal of and interest on the Notes to the extent described herein.

          o The Offered Notes are obligations of SSB Auto Loan Trust 2002-1 and are backed by the assets of the Trust. Neither the Offered Notes nor the assets of the Trust are obligations of or interests in Salomon Brothers Realty Corp., SSB Vehicle Securities Inc., Systems & Services Technologies, Inc. or any of their respective affiliates.

The Offered Notes are offered subject to availability. We expect that the Offered Notes will be delivered in book-entry form on or about November , 2002 through the facilities of DTC, Clearstream and Euroclear.

                                 Class A Notes
Salomon Smith Barney
                            Deutsche Bank Securities
                                                                       JPMorgan
                            Class B and Class C Notes
                              Salomon Smith Barney

November       , 2002

Content of Prospectus Supplement and Prospectus

         We provide information to you about the Offered Notes in two separate documents that provide different levels of detail: (a) the Prospectus, which provides general information, some of which may not apply to the Offered Notes, and (b) this Prospectus Supplement, which describes the specific terms of the Offered Notes.

         If the descriptions of your Notes vary between this Prospectus Supplement and the accompanying Prospectus, you should rely on the information in this Prospectus Supplement.

         We include cross-references in this Prospectus Supplement and the Prospectus to captions in these materials where you can find further related discussions. The Table of Contents on page S-3 of this document provides the pages on which these captions are located.

         You can find a listing of the pages where capitalized terms used in this Prospectus Supplement and the Prospectus are defined under the caption "Index of Defined Terms" on page S-61 in this Prospectus Supplement and under the caption "Index of Terms" beginning on page 59 in the Prospectus.

Limitations on Offers or Solicitations

         We do not intend this document to be an offer or solicitation:

         (A) if used in a jurisdiction in which the offer or solicitation is not authorized;

         (B) if the person making the offer or solicitation is not qualified to do so; or

         (C) if the offer or solicitation is made to anyone to whom it is unlawful to make that offer or solicitation.

Transactions That May Affect the Price of the Offered Notes

         Persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Offered Notes. These transactions may include stabilizing and the purchase of Offered Notes to cover syndicate short positions. For a description of these activities, see "Underwriting" in this Prospectus Supplement.

                             REPORTS TO NOTEHOLDERS

         Unless and until the Offered Notes are issued in definitive certificated form, the Bond Administrator will forward monthly unaudited Statements to Noteholders (as described herein) only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Offered Notes. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Reports to Securityholders" in the Prospectus. Those reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. SSB Vehicle Securities Inc., as depositor of the Trust, will file with the SEC those periodic reports that are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC.

                                Table of Contents

                              Prospectus Supplement

                                                                         Page

SUMMARY OF TERMS...........................................................S-4
RISK FACTORS..............................................................S-10
THE TRUST.................................................................S-14
THE RECEIVABLES POOL......................................................S-15
WASHINGTON MUTUAL AUTO FINANCE............................................S-20
WMAF'S RECEIVABLES PROGRAM................................................S-20
THE SERVICER..............................................................S-23
THE DEPOSITOR.............................................................S-24
USE OF PROCEEDS...........................................................S-24
WEIGHTED AVERAGE LIFE OF THE SECURITIES...................................S-24
DESCRIPTION OF THE NOTES..................................................S-33
CERTAIN INFORMATION REGARDING THE NOTES...................................S-42
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS......................S-45
DESCRIPTION OF THE CERTIFICATES...........................................S-57
MATERIAL FEDERAL INCOME TAX CONSEQUENCES..................................S-57
ERISA CONSIDERATIONS......................................................S-57
UNDERWRITING..............................................................S-58
LEGAL MATTERS.............................................................S-59
INDEX OF DEFINED TERMS....................................................S-60



                                   Prospectus

                                                                        Page

Summary of Terms...........................................................3
Risk Factors...............................................................8
The Trusts................................................................12
The Receivables Pools.....................................................14
Weighted Average Life of the Securities...................................15
Pool Factors and Trading Information......................................16
Use of Proceeds...........................................................17
The Company...............................................................17
Description of the Notes..................................................17
Description of the Certificates...........................................21
Certain Information Regarding the Securities..............................22
Description of the Transfer and Servicing Agreements......................30
Certain Legal Aspects of the Receivables..................................39
Material Federal Income Tax Consequences..................................43
ERISA Considerations......................................................56
Plan of Distribution......................................................58
Legal Opinions............................................................58
Index of Terms............................................................59
ANNEX I: Global Clearance, Settlement and
    Tax Documentation Procedures.........................................I-1

                                SUMMARY OF TERMS

     The following description is only a summary of the main terms of the Offered Notes. For this reason, it does not contain all the information that may be important to you. You will find a detailed description of the terms of the Offered Notes following this summary and in the Prospectus.

Issuer

SSB Auto Loan Trust 2002-1 (the "Trust"), a Delaware statutory trust.

Seller of the Receivables

Salomon Brothers Realty Corp., a New York corporation ("Salomon Brothers Realty" and, in such capacity, the "Seller").

Servicer of the Receivables

Systems & Services Technologies, Inc. ("SST") (in such capacity, the
"Servicer").

Depositor

SSB Vehicle Securities Inc. (the "Depositor"), a bankruptcy-remote, special-purpose Delaware corporation.

Indenture Trustee

Bank One, NA (the "Indenture Trustee"), a national banking association.

Bond Administrator

JPMorgan Chase Bank (the "Bond Administrator"), a New York banking corporation.

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation (the "Owner
Trustee").

Offered Notes

The Trust will issue the Class A Notes, the Class B Notes and the Class C Notes described in the table on the cover page. The Class A Notes, Class B Notes and Class C Notes are referred to herein collectively as the "Offered Notes." Only the Offered Notes are being offered hereby.


Other Securities Issued by the Trust

In addition to the Offered Notes described in the table above, the Trust will issue Class D Notes. The Offered Notes and the Class D Notes are referred to herein collectively as the "Notes." The Class D Notes are not being offered hereby. The Trust will also issue Asset Backed Certificates (the "Certificates" and together with the Notes, the "Securities") pursuant to the Trust Agreement. The Certificates, which will be issued to an affiliate of the Seller on the Closing Date and are not being offered hereby, will be entitled to certain amounts as described herein, and, except as described herein, will be subordinate to the Notes to the extent described herein. The assets of the Trust will secure the Securities.

Closing Date

The "Closing Date" will be on or about November , 2002.

Cutoff Date

The "Cutoff Date" is the close of business on September 30, 2002.

Distribution Dates

Payments of interest and principal on the Notes will be made on the 15th day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing on December 16, 2002. Each reference to a "Payment Date" in the Prospectus shall refer to a Distribution Date herein.

Record Dates

Payments on the Notes will be made on each Distribution Date to holders of record of the Offered Notes (the "Noteholders") as of the close of business on the day immediately preceding such Distribution Date (the "Record Date"). If Definitive Notes are issued for the Notes, the Record Date will be the last day of the month immediately preceding the Distribution Date.

Interest Accrual

A.  Per Annum Interest Rates for the Notes

Class A-1 Rate       %
Class A-2 Rate       %
Class A-3 Rate       %
Class A-4 Rate       %
Class B Rate         %
Class C Rate         %
Class D Rate         %

B.  Interest Accrual Period

The "Interest Accrual Period" for the Class A-1 Notes, with respect to any Distribution Date, will be the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to and including the day immediately prior to such Distribution Date with interest calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year. The "Interest Accrual Period" for the Notes (other than the Class A-1 Notes), with respect to any Distribution Date, will be the period from and including the 15th day of the preceding calendar month (or, in the case of the first Distribution Date, from and including the Closing Date) to and including the 14th day of the calendar month in which such Distribution Date occurs, with interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

Priority of Payments

On each Distribution Date, the Bond Administrator, on behalf of the Indenture Trustee will apply the Trust's available funds, as described in this Prospectus Supplement, as follows:

o    first, the Initial Distributable Amount (as defined herein), as follows:

          (1) to pay the Servicer the Servicing Fee and Servicing Expense Reimbursement Amount for the related Collection Period and all accrued and unpaid Servicing Fees and Servicing Expense Reimbursement Amounts owed from prior Collection Periods (and, on the Distribution Date when due, an Incentive Fee, if any), up to the Servicing Fee Priority Payment Amount (as defined herein), and

          (2) to pay the remainder, if any, of the Initial Distributable Amount to the Certificate Distribution Account,

o second, to pay the Indenture Trustee, the Owner Trustee and the Bond Administrator, respectively, the fee payable to that party,

o third, to deposit into the Note Interest Distribution Account the Class A Noteholders' Interest Distributable Amount,

o fourth, to deposit into the Principal Distribution Account the First Allocation of Principal, if any,

o fifth, to deposit into the Note Interest Distribution Account the Class B Noteholders' Interest Distributable Amount,

o sixth, to deposit into the Principal Distribution Account the Second Allocation of Principal, if any, reduced by any First Allocation of Principal paid pursuant to the fourth item above,

o seventh, to deposit into the Note Interest Distribution Account the Class C Noteholders' Interest Distributable Amount,

o eighth, to deposit into the Principal Distribution Account, the Third Allocation of Principal, if any, reduced by (i) any First Allocation of Principal paid pursuant to the fourth item above, and (ii) any Second Allocation of Principal paid pursuant to the sixth item above,

o ninth, to deposit into the Note Interest Distribution Account the Class D Noteholders' Interest Distributable Amount,

o tenth, to deposit into the Principal Distribution Account, the Regular Principal Allocation, reduced by (i) any First Allocation of Principal paid pursuant to the fourth item above, (ii) any Second Allocation of Principal paid pursuant to the sixth item above, and (iii) any Third Allocation of Principal paid pursuant to the eighth item above,

o eleventh, to pay any accrued and unpaid fees and expenses to the extent not otherwise paid, and

o    twelfth, to pay the remainder, if any, to the Certificate Distribution
     Account.

Distributions from the Note Interest Distribution Account

On each Distribution Date, interest payments on the Notes will be made from the
Note Interest Distribution Account. Funds on deposit in the Note Interest Distribution Account on each Distribution Date will be allocated in the following order of priority:

o to the Class A Noteholders, ratably, the Class A Noteholders' Interest Distributable Amount for that Distribution Date,

o to the Class B Noteholders, the Class B Noteholders' Interest Distributable Amount for that Distribution Date,

o to the Class C Noteholders, the Class C Noteholders' Interest Distributable Amount for that Distribution Date, and

o to the Class D Noteholders, the Class D Noteholders' Interest Distributable Amount for that Distribution Date.

The interest distributable amount for any class of Notes on a Distribution Date will generally be equal to (1) the amount of interest accrued on the principal balance of that class of Notes during the related Interest Accrual Period at the interest rate for that class of Notes plus (2) interest accrued on that class of Notes as of any prior Distribution Date but not paid, together with interest on such overdue interest (to the extent lawful) at the interest rate for that class of Notes.

See "Description of the Notes--Payments of Interest" for the precise definition of the respective interest distributable amount for each class of Notes and for additional detail on the order of priority of payments of interest on the Notes.

Distributions from the Principal Distribution Account

The aggregate amount of principal distributions to be made on all outstanding classes of Notes on each Distribution Date from the Principal Distribution Account will generally be allocated among the Notes, concurrently, in a manner intended generally to maintain credit support for each such class (after giving effect to such allocation) in an amount equal to the greater of the Overcollateralization Target Amount or the following respective approximate percentages of the Pool Balance (as of the end of the related Collection Period): 10.153% for the Class A Notes; 6.302% for the Class B Notes; 4.201% for the Class C Notes; and 1.400% for the Class D Notes.

The amount of principal distributions allocated to the Class A Notes on each Distribution Date will generally be applied in the following order of priority:

     (i)  to the Class A-1 Notes until they are paid in full;

     (ii) to the Class A-2 Notes until they are paid in full;

     (iii) to the Class A-3 Notes until they are paid in full; and

     (iv) to the Class A-4 Notes, until they are paid in full.

However, the following exceptions to these general rules will apply:

     o Until the Class A-1 Notes have been paid in full, all amounts available in the Principal Distribution Account will be applied to the Class A-1 Notes, and no such amounts will be allocated to the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes or the Class D Notes.

     o If the Distribution Date is a Final Scheduled Distribution Date for a class of Notes, principal distributions will be made first to that class of Notes until that class is paid in full.

     o Any shortfall in the amount of funds available for principal distributions on any Distribution Date will reduce the principal distribution on the Class B Notes (up to the amount of the full target payment on the Class B Notes) before the principal distribution on the Class A Notes is reduced. Any shortfall in the amount of funds available for principal distributions on any Distribution Date will reduce the principal distribution on the Class C Notes (up to the amount of the full target payment on the Class C Notes) before the principal distribution on the Class B Notes is reduced. Any shortfall in the amount of funds available for principal distributions on any Distribution Date will reduce the principal distribution on the Class D Notes (up to the amount of the full target payment on the Class D Notes) before the principal distribution on the Class C Notes is reduced.

     o If, on any Distribution Date, the annualized three month average net loss ratio exceeds its specified trigger level, then on each such Distribution Date until the average net loss ratio is reduced below that trigger level, the Trust will pay the principal of the Notes of each class sequentially starting with most senior and earliest maturing class of Notes then outstanding (beginning with the Class A-1 Notes) until that class is paid in full.

     o Following the occurrence and during the continuation of an Indenture Event of Default that has resulted in an acceleration of the Notes (but prior to any liquidation of the Receivables), principal payments on the Notes will be made in the order of priority that applies in the case of such Indenture Event of Default, as described under "Description of the Transfer and Servicing Agreements--Distributions--Priority of Payments Following Indenture Events of Default Resulting in Acceleration of the Notes" herein. If the Receivables are liquidated following an acceleration of the Notes as a result of an Indenture Event of Default, principal payments on the Notes will be made in the manner described under "Description of the Notes--Certain Provisions of the Indenture--Rights upon Indenture Event of Default" herein.

See "Description of the Notes--Payments of Interest," "--Payments of Principal," "--Certain Provisions of the Indenture" and "Description of the Transfer and Servicing Agreements--Distributions--Priority of Payments" for additional detail on some of the calculations described above and the special priority rules that would apply in a default situation.

Final Scheduled Distribution Dates

The Trust must pay the outstanding principal amount of a class of Notes, to the extent not previously paid, by the following date:

Class    Final Scheduled Distribution Date
A-1      November 15, 2003
A-2      September 15, 2005
A-3      September 15, 2006
A-4      February 15, 2009
B        February 15, 2009
C        February 15, 2009
D        February 15, 2009

Optional Redemption

The outstanding Notes will be subject to early retirement on any Distribution Date on which the Servicer or the holder of the Certificates (the "Certificateholder") exercises its option to purchase the Receivables. The Servicer or, if the Servicer elects not to exercise that right, a Certificateholder evidencing 100% of the percentage interests in the Certificates (if such Certificateholder is not the Seller, the Depositor or an affiliate thereof) may purchase the Receivables when the Pool Balance has declined to 5% or less of the Original Pool Balance. The redemption price of the Notes will be equal to the unpaid principal amount of those Notes plus accrued and unpaid interest on those Notes and will be distributed in the priority described above under "Priority of Payments."

The Certificates

The Certificates will have no principal balance and will not accrue interest. Payments will be made on the Certificates on each Distribution Date only to the extent of (1) the remainder, if any, of the Initial Distributable Amount (as defined herein) after payments to the Servicer and (2) available funds after payments on the Notes, other Trust expenses and other required amounts.

The Receivables

The Trust's main source of funds for making payments on the Offered Notes will be collections on its actuarial motor vehicle retail installment sale contracts (the "Receivables"). All of the Receivables will be secured by new and used automobiles, light-duty trucks, vans, minivans or sport utility vehicles financed thereby and will provide for equal monthly payments over the terms of the Receivables. The Receivables will have an aggregate Contract Value (as defined herein) of approximately

$658,929,998.92 as of the Cutoff Date. As of the Cutoff Date, the weighted average annual percentage rate (the "APR") of the Receivables was approximately 8.896%, the weighted average stated remaining term of the Receivables was approximately 40.57 months, and the weighted average original term of the Receivables was approximately 59.36 months. No Receivable has a scheduled maturity later than July 12, 2008.

The "Original Pool Balance" will be equal to the aggregate Contract Value of the Receivables as of the Cutoff Date.

A number of the calculations described in this Prospectus Supplement, and calculations required under the agreements governing the Trust and the Notes, are based upon the Contract Value of the Receivables. "Contract Value" means, for any Receivable and as of any date of determination, the present value of the Discounted Payments on such Receivable, discounted monthly at the stated APR of such Receivable. "Discounted Payments" means, for any Receivable and as of any date of determination, the greater of (a) an amount equal to (i) the aggregate of scheduled payments on such Receivable as of such date of determination minus (ii) one scheduled payment on such Receivable and (b) the aggregate of all amounts actually remaining to be paid on such Receivable as of such date of determination.

See "The Receivables Pool" in this Prospectus Supplement.

Credit Enhancement

The credit enhancement for the Notes will be as follows:

Subordination

The Class B Notes, the Class C Notes and the Class D Notes will each be subordinated with respect to each class of Notes with a higher alphabetical designation as follows:

          (1) on each Distribution Date, no interest will be paid on a class of Notes until all interest due on each class of Notes with a higher alphabetical designation has been paid in full through the related Interest Accrual Period, including, to the extent lawful, interest on overdue interest; and

          (2) on each Distribution Date, no principal will be paid on a class of Notes until all principal due on each class of Notes with a higher alphabetical designation on that Distribution Date has been paid in full.

The subordination of the Class B Notes, Class C Notes and the Class D Notes is intended to decrease the risk of default by the Trust with respect to payments due to more senior classes of Notes.

Overcollateralization

The amounts in respect of principal that are distributable to Noteholders on each Distribution Date are intended, among other things, to result in a certain excess of the Pool Balance over the aggregate outstanding amount of the Notes. This excess is called "overcollateralization." On any Distribution Date, the "Overcollateralization Target Amount" will be equal to $6,589,299.99, which will be equal to 1.00% of the Initial Pool Balance. Collections on the Receivables will be applied to payments of principal on the Notes in a manner that is intended to increase the level of overcollateralization to the Overcollateralization Target Amount, until the Overcollateralization Target Amount is reached. On any Distribution Date, the amount of overcollateralization will be available to absorb the Notes' share of losses from Liquidated Receivables, if those losses are not otherwise covered by excess collections from the Receivables, if any. See "Description of the Transfer and Servicing Agreements--Credit Enhancement--Overcollateralization" in this Prospectus Supplement.

Tax Status

In the opinion of Sidley Austin Brown & Wood LLP, special federal tax counsel to the Trust, for federal income tax purposes, the Offered Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each holder of an Offered Note, by the acceptance of an Offered Note, will agree to treat the Offered Notes as indebtedness. See "Material Federal Income Tax Consequences" in this Prospectus Supplement and "Material Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Offered Notes.

Money Market Eligibility

The Class A-1 Notes will have a Final Scheduled Distribution Date on November 15, 2003. The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940. A fund should consult with its advisor regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and the fund's investment policies and objectives.

ERISA Considerations

Subject to the considerations discussed under "ERISA Considerations" in this Prospectus Supplement and in the Prospectus, the Offered Notes may, in general, be purchased by employee benefit plans.

See "ERISA Considerations" in this Prospectus Supplement and in the Prospectus.

Rating of the Offered Notes

It is a condition of the issuance of the Offered Notes that they be assigned the following ratings by Moody's Investors Service, Inc. ("Moody's") and by Standard & Poor's Ratings Services ("S&P") and, together with Moody's, the "Rating Agencies").

Offered Notes             Moody's               S&P
-------------             --------              ---
Class A-1 Notes           P1                    A-1+
Class A-2 Notes           Aaa                   AAA
Class A-3 Notes           Aaa                   AAA
Class A-4 Notes           Aaa                   AAA
Class B Notes             A2                    A
Class C Notes             Baa2                  BBB

A rating is not a recommendation to buy, sell or hold securities. There can be no assurance that the ratings will not be lowered or withdrawn at any time by either of the Rating Agencies.

                                  RISK FACTORS

         The following information, which you should carefully consider before investing in the Offered Notes, identifies certain significant sources of risk associated with an investment in the Offered Notes. You should also carefully consider the information set forth under "Risk Factors" in the Prospectus before you invest in the Offered Notes.


Your Ability to Resell the Offered Notes is Limited

         You might not be able to sell your Offered Notes when you want. There is currently no secondary market for the Offered Notes. The Underwriters currently intend to participate in resales of the Offered Notes, but they are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that you will be able to resell your Offered Notes. If a secondary market for the Offered Notes does develop, it may not continue.


The Seller's Obligations are Limited

         The Seller is not obligated to make any distributions of principal or interest on the Securities. The Seller's only obligation to make any payment in respect of the Receivables is its obligation to repurchase from the Trust those Receivables with respect to which it breached certain representations, warranties or covenants. See "Description of the Transfer and Servicing Agreements--Sale, Assignment and Transfer of Receivables" in this Prospectus Supplement. There is no guarantee, however, that the Seller will have the financial ability to repurchase any of those Receivables.


Recent Servicing Transfer May Result in Delays or Reductions in Collections on Receivables

         The Seller purchased the Receivables from Washington Mutual Bank, FA on August 2, 2002. Prior to that date, the Receivables were serviced by Washington Mutual Bank, FA. On that date, Washington Mutual Bank, FA ceased servicing the Receivables, and the Servicer became the servicer of the Receivables. During the several-month period immediately following a transfer of servicing of motor vehicle receivables, an increase in delinquencies and losses on such receivables may occur. If any such delays or decreases in collections on the Receivables occur as a result of the recent transfer of servicing from Washington Mutual Bank, FA to the Servicer, there may be delays or reductions in payments to you.


Delays in Processing Payments May Occur if SST Ceases to be the Servicer

         The Servicer is not obligated to make any payments in respect of the Notes or the Receivables. However, if SST were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect of the Receivables could occur and result in delays in payments to you. See "Description of the Transfer and Servicing Agreements--Rights Upon Servicer Termination Event or Additional Servicer Termination Event" in this Prospectus Supplement.

Your Receipt of Payments on the Offered Notes Depends on the Servicer's Ability to Make Collections on the Receivables

         The Trust's receipt of collections in respect of the Receivables, from which to distribute the amounts payable on your Offered Notes, will depend on the skill and diligence of the Servicer in making collections. If the Servicer fails adequately to make collections for any reason, then payments to the Trust in respect of the Receivables may be delayed or reduced. In that event, it is likely that delays or reductions in the amounts distributed on your Offered Notes would result.

Possibility of Losses because the Custodian will not Cause the Certificates of Title to be Amended or Reissued

         The Custodian will not cause the certificates of title of the Financed Vehicles securing the Receivables to be amended or reissued. In the absence of amendments to the certificates of title, the Trust may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. The Trust's not having a first priority perfected security interest in some of the Financed Vehicles may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Noteholders. See "Certain Legal Aspects of the Receivables" in the Prospectus.

Prepayments, Potential Losses and Change in Order of Priority of Payments Following an Indenture Event of Default

         Following the occurrence and during the continuation of an Indenture Event of Default relating to a default in the payment of principal or interest on any Note or the occurrence of an event of insolvency or dissolution which Indenture Event of Default has resulted in an acceleration of the Notes, the Trust will not make any distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes, will not make any distributions of principal or interest on the Class C Notes until payment in full of principal and interest on the Class A Notes and the Class B Notes and will not make any distributions of principal or interest on the Class D Notes until payment in full of principal and interest on the Class A Notes, Class B Notes and Class C Notes. If the maturity dates of the Notes are accelerated following the occurrence of an Indenture Event of Default, the Indenture Trustee, acting at the direction of the holders of a majority in outstanding principal amount of the Controlling Class (which will be the Class A Notes for so long as any Class A Notes are outstanding, then the Class B Notes for so long as any Class B Notes are outstanding, then the Class C Notes for so long as any Class C Notes are outstanding and then the Class D Notes for so long as any Class D Notes are outstanding), may sell the Receivables and prepay the Notes. The holders of the Class B, Class C and Class D Notes will not have any right to direct the Indenture Trustee or to consent to any action until the Class A Notes are paid in full. The holders of the Class C and Class D Notes will not have any right to direct the Indenture Trustee or to consent to any action until the Class A Notes and Class B Notes are paid in full. The holders of the Class D Notes will not have any right to direct the Indenture Trustee or to consent to any action until the Class A Notes, Class B Notes and Class C Notes are paid in full. See "Description of the Notes--Certain Provisions of the Indenture--Indenture Events of Default" and "--Rights upon Indenture Event of Default" herein. If principal is repaid to you earlier than expected, you may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on your Offered Notes. You also may not be paid the full principal amount of your Offered Notes if the assets of the Trust are insufficient to pay the full aggregate principal amount thereof.


You May Suffer Losses Because you Have Limited Control Over Actions of the Trust and Conflicts between Classes of Notes May Occur

         Because the Trust has pledged the property of the Trust to the Indenture Trustee to secure payment on the Notes, the Indenture Trustee may, and at the direction of the specified percentage of the Controlling Class (which will be the Class A Notes for so long as any Class A Notes are outstanding, which will be the Class B Notes for so long as any Class B Notes are outstanding after the Class A Notes have been paid in full, which will be the Class C Notes after the Class B Notes have been paid in full and which will be the Class D Notes after the Class C Notes have been paid in full) will, take one or more of the other actions specified in the Indenture relating to the property of the Trust, including a sale of the Receivables. Furthermore, the holders of a majority of the Class A Notes, or the Indenture Trustee acting on behalf of the holders of the Class A Notes, under certain circumstances, have the right to waive Servicer Termination Events or to terminate the Servicer without consideration of the effect such waiver or termination would have on the holders of the Class B Notes, Class C Notes or Class D Notes. The holders of the Class B Notes will have only limited rights to direct remedies under the Indenture and will not have the ability to waive Servicer Termination Events or to remove the Servicer until the Class A Notes have been paid in full. The holders of the Class C Notes will not have the ability to waive any Servicer Termination Events or to remove the Servicer until the Class A Notes and the Class B Notes have been paid in full. The holders of the Class D Notes will not have the ability to waive any Servicer Termination Events or to remove the Servicer until the Class A Notes, Class B Notes and the Class C Notes have been paid in full. See "Description of the Transfer and Servicing Agreements--Servicer Termination Events and Additional Servicer Termination Events", "--Rights Upon Servicer

Termination Event or Additional Servicer Termination Event" and "--Waiver of Past Defaults" in this Prospectus Supplement.

Maturity and Prepayment Assumptions are Estimates

         The Obligors on the Receivables may prepay the Receivables in full at any time without penalty. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, as described in this Prospectus Supplement under "Weighted Average Life of the Notes." In addition, the Seller may be obligated to purchase Receivables with respect to which representations, warranties or covenants have been breached. Moreover, the Servicer or, if the Servicer elects not to exercise that right, a Certificateholder evidencing 100% of the percentage interests in the Certificates (if such Certificateholder is not the Seller, the Depositor or an affiliate thereof) has the right to purchase the Receivables when the outstanding Contract Value of the Receivables has been reduced to 5% or less of the Original Pool Balance of the Receivables. See "Description of the Notes--Optional Redemption" in this Prospectus Supplement. Prepayments on the Receivables or purchases of the Receivables by the Seller, the Servicer or an eligible Certificateholder may affect the average lives of the Notes. Neither the Seller nor the Servicer is able to predict the actual prepayment rates for the Receivables. You will bear all of the reinvestment risk resulting from a faster or slower incidence of prepayment of the Receivables.


Subordination of the Class B Notes, Class C Notes and Class D Notes

         The Class B Notes, the Class C Notes and the Class D Notes will each be subordinated with respect to each class of Notes with a higher alphabetical designation as follows:

          (1) on each Distribution Date, no interest will be paid on a class of Notes until all interest due on each class of Notes with a higher alphabetical designation has been paid in full through the related Interest Accrual Period, including, to the extent lawful, interest on overdue interest; and

          (2) on each Distribution Date, no principal will be paid on a class of Notes until all principal due on each class of Notes with a higher alphabetical designation on that Distribution Date has been paid in full.

         The subordination of the Class B Notes, Class C Notes and the Class D Notes is intended to decrease the risk of default by the Trust with respect to payments due to more senior classes of Notes. However, this subordination therefore has the effect of decreasing the likelihood of payments due to less senior classes of Notes.

Sources of Funds to Make Payments on the Notes

         The Trust will not have any significant assets or sources of funds to make payments on the Notes other than the Receivables. You must rely for repayment of your Notes upon payments on the Receivables. The Trust will depend solely on current collections on the Receivables to make payments on the Notes. If the collections on the Receivables are insufficient to make payments on the Offered Notes, you may incur a loss.

Yield and Prepayment Considerations

         Each Receivable provides that it is prepayable in full, without penalty, by the Obligor at any time. Prepayments (or, for this purpose, equivalent payments to a Trust) also may result from liquidations due to default, receipt of proceeds from insurance policies, repurchases by the Seller due to breach of a representation or warranty, or as a result of the Servicer or a Certificateholder evidencing 100% of the percentage interests in the Certificates exercising its option to purchase the Receivables Pool. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors. No assurance can be given that prepayments on the Receivables will conform to any estimated or actual historical experience, and no prediction can be made as to the actual prepayment rates which will be experienced on the Receivables. Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Notes.

The Rating Agencies May Downgrade the Ratings of the Offered Notes

         It is a condition to the issuance of the Offered Notes that the Rating Agencies give the Offered Notes the ratings set forth in "Summary of Terms--Rating of the Offered Notes". A rating is not a recommendation to purchase, hold or sell Offered Notes, to the extent that a rating does not reflect an evaluation of market price or suitability for a particular investor. The Rating Agencies do not evaluate, and the ratings do not address, the possibility that you may receive a lower than anticipated yield on your Offered Notes. There is no assurance that a rating will remain for any given period of time or that a Rating Agency will not lower or withdraw its rating in the future if that Rating Agency determines that circumstances so warrant. Any reduction or withdrawal of a rating might have an adverse effect on the liquidity and market price of your Offered Notes.

Significant Geographic Concentration May Expose the Trust to Economic Conditions in Certain States

         As of the Cutoff Date approximately 44.01%, 34.88%, 7.27% and 7.20% of the Receivables (based on Contract Value and mailing address of the applicable Obligor) were located in New York, New Jersey, Maryland and Connecticut, respectively. Accordingly, adverse economic conditions or other factors particularly affecting any of these states could adversely affect the delinquency or loan loss experience with respect to the Receivables. See "The Receivables Pool" in this Prospectus Supplement.

Certain Matters Relating to Insolvency

         The transfer of the Receivables from the Seller to the Depositor and from the Depositor to the Trust will be treated by the Seller, the Depositor and the Trust as a sale of the Receivables. In the event of an insolvency of a seller, the trustee-in-bankruptcy of that seller may attempt to recharacterize the sale of the Receivables by that seller for certain non-tax purposes as a borrowing by that seller secured by a pledge of the Receivables. If the trustee-in-bankruptcy decided to legally challenge that transfer, delays in payments on the Notes and possible reductions in the amount payable under the Receivables could occur. That attempt, even if unsuccessful, could result in delays in distributions to you.

         In addition, if a Servicer Termination Event occurs solely because a trustee-in-bankruptcy is appointed for the Servicer, the trustee-in-bankruptcy might have the power to prevent either the Indenture Trustee or the Owner Trustee (the "Trustees" ) from appointing a new Servicer under the Sale and Servicing Agreement.

Risk of Loss

         Since the market value of motor vehicles generally declines with age and since in certain states the Owner Trustee may not have a first priority perfected security interest in the Financed Vehicles, the Servicer may not recover the entire amount owing under a defaulted Receivable. See "Certain Legal Aspects of the Receivables--Security Interest in Vehicles" in the Prospectus. In such a case, the Noteholders may suffer a corresponding loss. The market value of the Financed Vehicles could be or could become lower than the outstanding Contract Values of the Receivables that they secure. Sufficiently high liquidation losses on the Receivables will have the effect of reducing, and could eliminate, the protection against loss afforded to some Noteholders by the subordination of other Noteholders. Holders of the Notes will bear the risk of loss resulting from default by Obligors and will have to look primarily to the value of the related Financed Vehicles for recovery of the outstanding principal and unpaid interest on the defaulted Receivables.

Recent Events

         The effect of the terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 and related military action, as well as any other terrorist attacks, on the performance of the Receivables is unclear, but there has been an adverse effect on general economic conditions, consumer confidence and general market liquidity. You should consider the possible effects on the delinquency, default and prepayment experience of the Receivables. In particular, under the Soldiers' and Sailors' Civil Relief Act of 1940, members of the military on active duty, including reservists, who have entered into a motor vehicle loan before entering into military service or, in the case of reservists, before being placed on active duty, may be entitled to reductions in interest rates to an annual rate of 6% and a stay of foreclosure and similar actions. Because the Relief Act covers obligors who enter military service (including reservists who are called to active duty) after origination of the Receivable, no information can be provided as to the number of Receivables that may be affected. If an obligor's obligation to repay a Receivable is reduced, adjusted or extended, the Servicer will not be required to cover such amounts. Any resulting shortfalls in interest or principal payments on the Receivables will reduce the amount available to make payments on the Notes.

                                    THE TRUST

General

         SSB Auto Loan Trust 2002-1 (the "Trust") is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (1) acquiring, holding and managing the Receivables, and the other assets of the Trust and proceeds therefrom, (2) issuing the Securities, (3) making payments on the Securities and (4) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The proceeds from the initial sale of the Offered Notes will be used by the Trust to acquire the Receivables from the Depositor pursuant to the Sale and Servicing Agreement. The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as Servicer. See "Description of the Transfer and Servicing Agreements--Servicing Compensation" herein. Under the Sale and Servicing Agreement, the Servicer will be appointed custodian of the Receivables by the Trust (the "Custodian"). The Custodian will not cause the certificates of title of the Financed Vehicles securing the Receivables to be amended or reissued. In the absence of amendments to the certificates of title, the Trust may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

         The Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables to fund distributions of principal and interest on the Notes. In such event, certain factors, such as the Trust's not having a first priority perfected security interest in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Noteholders. See "Description of the Notes--Credit Enhancement," "Description of the Transfer and Servicing Agreements--Distributions" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

         The Trust's principal office is located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed below under "--The Owner Trustee."

The Owner Trustee

         Wilmington Trust Company is the Owner Trustee under the Trust Agreement (the "Owner Trustee"). Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration. The Owner Trustee's liability in connection with the issuance and sale of the Offered Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement. The Seller, the Depositor, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

Assets of the Trust

         On the Closing Date, the assets of the Trust will include:

         (1) a pool of motor vehicle retail installment sale contracts (the "Receivables") having an aggregate Contract Value as of the close of business on September 30, 2002 (the "Cutoff Date") of approximately $658,929,998.92 (the "Cutoff Date Pool Balance");

         (2) all rights, benefits, obligations and proceeds arising from or in connection with the Receivables, including the right to receive payments collected thereon after the Cutoff Date with respect to the Receivables;

         (3) security interests in the new and used automobiles, light-duty trucks, vans, minivans and sport utility vehicles (the "Financed Vehicles") securing the Receivables;

         (4)  the related Receivables files;

         (5) all rights to insurance proceeds and liquidation proceeds with respect to the Receivables;

         (6) rights under any service agreements financed under the related contracts that provide for the repair of the Financed Vehicles (including extended warranties);

         (6) certain rights under the Receivables Purchase Agreement dated as of October 1, 2002 (the "Receivables Purchase Agreement") between the Depositor and the Seller; and

         (7)  funds on deposit in the Collection Account.


                              THE RECEIVABLES POOL

         The Receivables with respect to the Trust (the "Receivables Pool") will consist of motor vehicle retail installment sale contracts to finance the purchase of new and used automobiles, light-duty trucks, vans, minivans and sport utility vehicles (collectively, the "Receivables"). The Receivables were originated in the manner described under "WMAF's Receivables Program--Origination" and "--Underwriting". Washington Mutual Bank, FA sold the Receivables to Salomon Brothers Realty Corp. pursuant to two Motor Vehicle Receivables Purchase and Sale Agreements, each dated as of August 2, 2002 (collectively, the "Purchase Agreements"). The Receivables were originated between May 13, 1997 and June 28, 2002. The Receivables will (i) be fully amortizing, (ii) bear interest at a fixed annual percentage rate (the "APR"), and (iii) be Actuarial Receivables.

         "Actuarial Receivable" means a Receivable pursuant to which the allocation of each payment between interest and principal is calculated using the Actuarial Method. "Actuarial Method" means the method of allocating principal and interest payments on a Receivable whereby amortization of the Receivable is determined over a series of fixed level payment monthly installments (except that such payments shall not be level in the case of a Balloon Receivable), and each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the APR of the Receivable multiplied by the unpaid principal balance of the Receivable, and an amount of principal equal to the remainder of the monthly payment. "Balloon Receivable" means a Receivable with respect to which the related Obligor is required to make monthly Scheduled Payments that are less than sufficient to amortize such Receivable by its maturity and is required to pay a large remaining principal balance upon the maturity of such Receivable.

         Prior to August 2, 2002, the Receivables were serviced by Washington Mutual Bank, FA. For an outline of the servicing policies and procedures that Washington Mutual Bank, FA followed with respect to the Receivables, see "WMAF's Receivables Program--Servicing" herein. On August 2, 2002, Washington Mutual Bank, FA ceased servicing the Receivables, and the Servicer commenced servicing of the Receivables. For a description of the

Servicer and its servicing operations, see "The Servicer" herein. See "Risk Factors--Recent Servicing Transfer May Result in Delays or Reductions in Collections on Receivables" herein for certain considerations related to the recent transfer of servicing of the Receivables from Washington Mutual Bank, FA to the Servicer.

         The Trust will acquire the Receivables from the Depositor on or about November , 2002 (the "Closing Date") pursuant to a Sale and Servicing Agreement, to be dated as of October 1, 2002 (the "Sale and Servicing Agreement"), among the Trust, the Depositor, the Seller, the Custodian, the Bond Administrator, the Servicer and the Indenture Trustee.

         The Depositor will have purchased the Receivables from the Seller pursuant to the Receivables Purchase Agreement. In the Receivables Purchase Agreement, the Seller makes certain representations and warranties as of the Closing Date with respect to the Receivables and agrees to repurchase any Receivable with respect to which there is a breach of any such representation and warranty if that breach has a material and adverse effect on the interests of the Depositor or the Trust in the related Receivable. Under the Sale and Servicing Agreement, the Depositor will assign all of its rights under the Receivables Purchase Agreement, including its right to enforce the Seller's repurchase obligations, to the Trust.

         A number of the calculations described in this Prospectus Supplement, and calculations required under the agreements governing the Trust and the Notes, are based upon the Contract Value of the Receivables. "Contract Value" means, for any Receivable and as of any date of determination, the present value of the Discounted Payments on such Receivable, discounted monthly at the stated APR of such Receivable. "Discounted Payments" means, for any Receivable and as of any date of determination, the greater of (a) an amount equal to (i) the aggregate of scheduled payments on such Receivable as of such date of determination minus (ii) one scheduled payment on such Receivable and (b) the aggregate of all amounts actually remaining to be paid on such Receivable as of such date of determination.

Eligibility Criteria

         The Receivables were or will be selected from the Seller's portfolio of motor vehicle retail installment sale contracts based on several criteria, including, among others, the requirement that each Receivable:

          (1) has an original term of at least 12 months but not more than 74 months;

          (2) has a stated remaining term greater than 7 months but no greater than 71 months;

          (3) has an outstanding Contract Value ranging from $689.03 to $104,398.42;

          (4) provides for level monthly payments that fully amortize the amount financed over the original term of the related Receivable (except that such monthly payments are not required to be level in the case of a Balloon Receivable);

          (5)  has an original Contract Value less than $142,485.00;

          (6)  has an APR of no more than 25%;

          (7)  be less than 60 days past due as of the Cutoff Date;

          (8) does not have a final scheduled payment date later than six months prior to the Final Scheduled Distribution Date of the Class D Notes; and

          (9) does not have any notation in the Servicer's records indicating the Obligor is currently the subject of a bankruptcy proceeding.

         Data concerning the Receivables as of the Cutoff Date are set forth below.

Description of Receivables

         The Receivables were originated in the manner described under "WMAF's Receivables Program--Origination" and "--Underwriting". As of the Cutoff Date, approximately 66.77% of the Receivables by aggregate Contract Value represented financing of new vehicles and 33.23% of the Receivables by aggregate Contract Value represented financing of used vehicles.

         The composition and distribution by APR, geographic location, remaining term, and remaining Contract Value of the Receivables as of the Cutoff Date are set forth in the following tables.

                          Composition of Receivables

      Aggregate Contract Value..................          $658,929,998.92
      Number of Receivables.....................                   60,928
      Average Contract Value Outstanding........               $10,814.90
      Average Original Amount Financed..........               $17,194.29
      Original Amount Financed (Range)..........  $1,376.43 - $142,485.00
      Weighted Average APR......................                   8.896%
      APR (Range)...............................           0.00% - 25.00%
      Weighted Average Original Term............               59.36 mos.
      Original Term (Range).....................             12 - 74 mos.
      Weighted Average Stated Remaining Term....               40.57 mos.
      Remaining Term (Range)....................              7 - 71 mos.

                     Distribution of the Receivables by APR

                                                                 Percentage of
                                                Aggregate          Aggregate
                              Number of         Remaining          Remaining
APR Range                    Receivables     Contract Value    Contract Value(1)
---------                    -----------     --------------    ----------------
  0.000 - 5.000..........           260    $    3,670,488.70            0.56%
  5.001 - 6.000..........         2,927        50,916,137.08            7.73
  6.001 - 7.000..........         7,887       108,251,206.98           16.43
  7.001 - 8.000..........        13,057       135,899,166.39           20.62
  8.001 - 9.000..........        11,836       117,230,507.15           17.79
  9.001 - 10.000.........         9,111        89,905,668.41           13.64
 10.001 - 11.000.........         5,147        50,334,460.18            7.64
 11.001 - 12.000.........         3,299        32,213,084.94            4.89
 12.001 - 13.000.........         2,400        23,444,645.55            3.56
 13.001 - 14.000.........         1,743        17,855,181.27            2.71
 14.001 - 15.000.........         1,103        10,191,237.75            1.55
 15.001 - 16.000.........           743         6,798,572.42            1.03
 16.001 - 17.000.........           875         7,510,012.51            1.14
 17.001 - 18.000.........           238         1,928,864.43            0.29
 18.001 - 19.000.........           132         1,073,440.04            0.16
 19.001 - 20.000.........            36           292,608.11            0.04
 20.001 - 21.000.........           113         1,248,098.22            0.19
    Over    21.001.......            21           166,618.79            0.03
                                 ------      ---------------          ------
         Totals..........        60,928      $658,929,998.92          100.00%
                                 ======      ===============          ======

________________
(1) Percentages may not add to 100% because of rounding.

            Distribution of the Receivables by Geographic Location(1)

                                                                Percentage of
                                                Aggregate         Aggregate
                               Number of        Remaining         Remaining
  Location                    Receivables    Contract Value   Contract Value(2)
  --------                    -----------    --------------   -----------------
  New York...................   27,429       $289,975,014.62          44.01%
  New Jersey.................   21,156        229,853,532.50          34.88
  Maryland...................    3,119         47,891,619.03           7.27
  Connecticut................    4,906         47,470,717.17           7.20
  Florida....................    1,639         12,684,235.65           1.92
  Pennsylvania...............      853          9,391,730.79           1.43
  Virginia...................      402          7,096,310.50           1.08
  Others(3)..................    1,424         14,566,838.66           2.21
                                 -----       ---------------         ------
             Totals..........   60,928       $658,929,998.92         100.00%
                                ======       ===============         ======
______________
(1) Based on the mailing addresses of the Obligors as of the Cutoff Date.
(2) Percentages may not add to 100% because of rounding.
(3) States with less than 1% of the total aggregate remaining contract value.

           Distribution of the Receivables by Stated Remaining Term

                                                                 Percentage of
                                                Aggregate          Aggregate
                          Number of             Remaining          Remaining
Stated Remaining Term    Receivables         Contract Value    Contract Value(1)

7 to 12 months..........      5,596        $  17,899,756.36         2.72%
13 to 18 months.........      6,708           34,202,008.47         5.19
19 to 24 months.........      7,551           52,538,464.90         7.97
25 to 30 months.........      6,771           60,194,471.50         9.14
31 to 36 months.........      7,566           80,371,657.67        12.20
37 to 42 months.........      5,760           72,453,465.21        11.00
43 to 48 months.........      8,043          113,820,682.14        17.27
49 to 54 months.........      7,102          117,074,637.77        17.77
55 to 60 months.........      4,633           83,329,946.53        12.65
61 to 66 months.........        825           17,534,662.11         2.66
67 to 71 months.........        373            9,510,246.26         1.44
                             ------         ---------------       ------
          Totals........     60,928         $658,929,998.92       100.00%
                             ======         ===============       ======

______________
(1)  Percentages may not add to 100% because of rounding.


          Distribution by Remaining Contract Value of the Receivables

                                                                  Percentage of
                                                 Aggregate          Aggregate
    Range of Remaining         Number of        Remaining          Remaining
    Contract Values           Receivables     Contract Value   Contract Value(1)

  $     0.00 -  2,000.00.....    1,084    $    1,764,791.94          0.27%
  $ 2,000.01 -  3,000.00.....    2,777         7,075,661.52          1.07
  $ 3,000.01 -  4,000.00.....    3,866        13,556,627.04          2.06
  $ 4,000.01 -  5,000.00.....    4,135        18,626,831.98          2.83
  $ 5,000.01 -  7,500.00.....   10,790        67,486,984.35         10.24
  $ 7,500.01 - 10,000.00.....    9,969        87,008,930.47         13.20
  $10,000.01 - 15,000.00.....   14,698       180,043,529.99         27.32
  $15,000.01 - 20,000.00.....    7,907       135,945,410.07         20.63
  $20,000.01 - 25,000.00.....    3,380        74,904,291.08         11.37
  $25,000.01 - 30,000.00.....    1,389        37,617,575.45          5.71
  $30,000.01 - 35,000.00.....      507        16,348,011.31          2.48
  $35,000.01 - 40,000.00.....      212         7,878,827.63          1.20
  $40,000.01 - 45,000.00.....       87         3,680,637.36          0.56
  $45,000.01 - 50,000.00.....       56         2,643,399.63          0.40
  $50,000.01 - 55,000.00.....       21         1,090,429.13          0.17
  $55,000.01 - 60,000.00.....       21         1,211,983.07          0.18
  Over $60,000.00............       29         2,046,076.90          0.31
                                ------      ---------------        ------
         Total                  60,928      $658,929,998.92        100.00%
                                ======      ===============        ======
______________
(1) Percentages may not add to 100% because of rounding.

         All of the Receivables provide for the payment by the related Obligor of the principal amount financed, together with interest accruing on the unpaid balance, in substantially equal (except in the case of Balloon Receivables, which constitute approximately 0.05% of the Receivables by aggregate Contract Value as of the Cutoff Date) monthly installments on each scheduled payment date, the total of which represents the amount financed plus interest charges on the amount financed for the term of such Receivable.

         In the event of the prepayment in full (voluntarily or by acceleration) of a Receivable, the Obligor will be required to pay interest only to the date of prepayment.


                        WASHINGTON MUTUAL AUTO FINANCE

         On August 2, 2002, Salomon Brothers Realty Corp. purchased a substantial portion of WMAF's portfolio of motor vehicle retail installment sale contracts. On January 4, 2002, Washington Mutual, Inc. ("WMI"), a bank holding company headquartered in Seattle, Washington, acquired Dime Bancorp, Inc. and caused The Dime Savings Bank of New York, F.S.B. ("Dime") to merge with and into Washington Mutual Bank, FA ("Washington Mutual"), a federal savings association and wholly-owned subsidiary of WMI, effective as of January 7, 2002. Following the acquisition and merger, Dime Auto Finance, an operating unit of Dime, was renamed Washington Mutual Auto Finance and became a part of the Consumer Lending Division of Washington Mutual. Dime purchased its automobile finance business from Citibank, N.A. in August 1999.


                          WMAF'S RECEIVABLES PROGRAM

Origination

         WMAF and its predecessor, Dime Auto Finance, purchased fixed-rate retail installment sales contracts for new and used vehicles from motor vehicle dealers in New York, New Jersey, Connecticut and Maryland. Participating dealers were selected on the basis of a credit and legal review process set forth in the credit and collection policy of WMAF and its predecessor, Dime Auto Finance, as in effect from time to time (the "Credit and Collection Policy"). WMAF and its predecessor, Dime Auto Finance, periodically reviewed participating dealers. In connection with purchasing contracts from dealers, WMAF and its predecessor, Dime Auto Finance, typically paid finance reserves and tiered flat-rate commissions to dealers. WMAF and its predecessor, Dime Auto Finance, also provided floorplan financing, mortgages for dealership facilities and working capital to dealers meeting financial and operational standards.

         Each retail installment sales contract requires the dealer to repurchase the financed vehicle for its outstanding principal balance, less unearned finance charges, if the obligor notifies Washington Mutual that it has a claim or defense arising from the contract.

Underwriting

         WMAF and its predecessor, Dime Auto Finance, required dealers to obtain an application from each applicant. Applications were required to include, at a minimum, the applicant's name, social security number, address, date of birth, vehicle to be purchased, selling price and amount of downpayment, requested finance amount, annual income and place of employment. Upon receipt of the application, WMAF or Dime Auto Finance, as applicable, obtained a credit report from an independent credit bureau, which report WMAF or Dime Auto Finance, as applicable, reviewed in order to determine the applicant's credit status and delinquency history. The underwriting processes of WMAF and Dime Auto Finance took into account credit scores obtained from independent credit bureaus as well as credit scores from the customized scorecard model developed by WMAF and Dime Auto Finance, a debt-to-income analysis and other underwriting criteria. In each case, a credit analyst approved or denied the application based on these guidelines. Applications scoring below established guidelines under WMAF's and Dime Auto Finance's customized scorecard model required supervisor or manager approval in order to be accepted.

         Once an application was approved, WMAF or Dime Auto Finance, as applicable, determined the amount and terms of the financing by reference to advance guidelines based on their customized scorecard model and set forth in the Credit and Collection Policy. Maximum advance guidelines varied based on whether the financed vehicle was new or used and, in the case of used vehicles, the age of the vehicle. Acceptable contract terms generally ranged from 12 to 72 months.

Servicing

         WMAF and its predecessor, Dime Auto Finance, routed delinquent accounts electronically through the collection unit based on the severity of delinquency. Generally, accounts entered the automated collections cue at one day past due, letters were sent out after 12 days and telephone calls were made after 15 days. Accounts that were approximately 10 to 59 days past due were generally queued to the "front-end" of the collection unit, which attempted to contact obligors by phone or letter. Accounts that were approximately 60 to 89 days past due were generally queued to the "mid-range" of the collection unit, which attempted further contact with obligors in order to prevent account charge-offs. Accounts that were approximately 90 days past due were generally queued to the "back-end" of the collection unit, which managed, among other things, the decision to effect charge-offs and repossessions on accounts more than 90 days past due and the accounts of bankrupt obligors, regardless of length of delinquency. Attempts to contact co-makers, guarantors and insurers were generally also made throughout the collections process.

         Accounts were generally referred for repossession at 60 to 90 days past due. Vehicles were then repossessed by outside agencies and sold at auction. Deficiency requests were also made on the appropriate parties in accordance with applicable law. Charge-offs generally occurred at the end of the month in which the account reached 120 days past due or at the end of the month following the sale of the repossessed vehicle and the establishment of a deficiency balance.

         WMAF and its predecessor, Dime Auto Finance, generally granted extensions only if, among other things, (1) the vehicle was in good working order, in the obligor's possession and properly insured; (2) the obligor had not received an extension within twelve months prior to the date of request;
(3) the obligor had previously made a minimum of twelve monthly payments; (4) the obligor signed an extension agreement and paid the appropriate fee; and
(5) the requested extension would have made the account current. The Credit and Collection Policy permitted extensions to be granted for a period of not more than 90 days, although WMAF generally permitted extensions for up to six months under extraordinary circumstances occurring in the obligor's life (such as bereavement or the events of September 11, 2001).

Insurance

         Each retail contract requires the obligor to provide WMAF with evidence of physical damage insurance on the financed vehicle in an amount acceptable to Washington Mutual (in the case of retail contracts governed by New York law) or in an amount sufficient to repay all amounts due under the contract (in the case of retail contracts governed by Connecticut, New Jersey or Maryland law).

WMAF's Historical Delinquency and Net Loss Information

         The following tables set forth the historical delinquency experience and historical net loss experience of WMAF on its entire portfolio of motor vehicle retail installment sales contracts for each of the periods shown. Historical fluctuations in delinquencies and net losses in WMAF's portfolio have generally followed trends in the overall economic environment and have been affected by such factors as: (1) competition for obligors, (2) the supply and demand for automobiles, light-duty trucks, vans, minivans and sport utility vehicles, and (3) consumer debt burden per household and personal bankruptcies.

         There can be no assurance that the actual delinquency and net loss experience on all or any part of WMAF's portfolio of contracts purchased by Salomon Brothers Realty Corp. will be comparable to that set forth below for WMAF's entire portfolio of contracts for the periods shown or that the factors or beliefs described above will remain applicable in future periods.


                                                 Delinquency Experience
                                             (Dollar Amounts in Thousands)
                                                                            Year Ended December 31
                                                       ------------------------------------------------------------------
                                   Six Months Ended            2001                   2000                  1999
                                    June 30, 2002
                                 --------------------- ---------------------- --------------------- ---------------------
                                  Number     Dollars    Number     Dollars     Number     Dollars    Number     Dollars

Number of Loans/
Principal Amount Outstanding        76,770  $ 800,269     79,148   $ 814,675     81,515  $ 858,658     79,073   $874,317

Delinquencies(1)(2)
30-59 Days                           1,375   $ 11,723      1,550    $ 13,794      1,718   $ 15,546      1,470    $14,145
60-89 Days                             372    $ 2,939        493     $ 4,095        659    $ 5,358        464    $ 4,300
90+ Days                               172    $ 1,295        236     $ 2,087        370    $ 2,732        317    $ 3,333
Total                                1,919   $ 15,957      2,279    $ 19,977      2,747   $ 23,636      2,251    $21,778

Delinquencies(1)(2)(3)
30-59 Days                           1.79%      1.46%      1.96%       1.69%      2.11%      1.81%      1.86%      1.62%
60-89 Days                           0.48%      0.37%      0.62%       0.50%      0.81%      0.62%      0.59%      0.49%
90+ Days                             0.22%      0.16%      0.30%       0.26%      0.45%      0.32%      0.40%      0.38%
Total                                2.50%      1.99%      2.88%       2.45%      3.37%      2.75%      2.85%      2.49%

Repossessions as a % of
Average Number of Contracts
Outstanding                          1.01%        ---      1.03%         ---      0.96%        ---      1.12%        ---

__________________
(1) Delinquencies include principal amounts and accrued interest and exclude repossessions.
(2) The period of delinquency is based on the number of days payments are contractually past due.
(3) As a percent of the number of loans or the outstanding principal amount, as applicable.


                                           Historical Net Loss Experience
                                            (Dollar Amounts in Thousands)

                                                                         Year Ended December 31
                                                               ------------------------------------------
                                                  Six Months
                                                    Ended
                                                June 30, 2002       2001           2000          1999
                                                -------------- --------------- ------------- -------------
Principal Amount Outstanding                      $ 800,269      $ 814,675      $ 858,658     $ 874,317
Average Principal Amount Outstanding (1)          $ 806,504      $ 838,743      $ 874,414     $ 811,314
Period End Number of Loans Outstanding               76,770         79,148         81,515        79,073
Gross Losses (2)                                    $ 5,423       $ 10,485       $ 11,908      $ 10,666
Recoveries (3)(5)                                   $ 1,592        $ 3,020        $ 3,427       $ 2,797
Net Losses (4)(5)                                   $ 3,831        $ 7,465        $ 8,482       $ 7,870
Gross Losses as % of Average Principal Amount
Outstanding (5)                                       1.35%          1.26%          1.36%         1.31%
Net Losses as % of Average Principal
Amount Outstanding (4)(5)                             0.95%          0.89%          0.97%         0.97%

_______________
(1) The average for each period presented was computed by taking a simple average of monthly average outstanding principal amount for such period.
(2) Amount charged off is remaining principal balance less proceeds from sale of repossessed vehicles.
(3) Recoveries generally include amounts received with respect to loans previously charged-off, except for proceeds realized in connection with the sale of repossessed vehicles.
(4) Net Losses mean gross charge-offs minus recoveries of loans previously charged off. Net Losses may not equal the difference of its components due to rounding.
(5) Included are recoveries received from the blanket vendor single interest policy carried by WMAF (the "VSI Policy"), which VSI Policy has not been assigned to the Trust. Recoveries of $164,601 for the six months ended June 30, 2002, and $168,708, $517,499 and $573,402 for the years ended
     December 31, 2001, 2000 and 1999, respectively, are included.

                                  THE SERVICER

         In January 1997, Systems & Services Technologies, Inc. ("SST"), a Delaware corporation, began operations as a third-party loan servicer. Since its inception, SST has specialized in servicing automobile receivables. At present, SST functions as the servicer on over sixty (60) asset-backed securitizations and various other whole-loan and conduit structures. SST handles loan servicing across the nation on receivables with current principal balances totaling in excess of $3.5 billion. In January 2002, SST became a wholly-owned subsidiary of JPMorgan Chase Bank.

         SST's servicing activities consist of billing, collecting, accounting for and posting all payments received with respect to the serviced contracts, responding to customer inquires, investigating delinquencies, communicating with obligors, repossessing and liquidating collateral when necessary, and generally, monitoring each receivable and related collateral. SST maintains sophisticated data processing and management information systems to support its contract servicing activities.

         As Servicer, SST will perform collection activities with respect to delinquent motor vehicle loans included in the Trust consistent with its servicing policies and practices. Collection activities include prompt investigation and evaluation of the causes of any delinquency. An obligor is deemed current if an amount equal to no more than $25.00 of a scheduled monthly payment remains unpaid, up to an aggregate maximum of $75.00.

         SST utilizes an automated collection system to assist in collection efforts. The automated collection systems provides SST with relevant obligor information such current addresses, phone numbers and loan information, records of all contacts with obligors and, in some cases, automated dialing. The system allows supervisor review of collection personnel activity, permits supervisors to modify priorities as to which obligors should be contacted and provides extensive reports concerning motor vehicle loan delinquencies.

         Under its current practices, SST first attempts contact by telephone and/or mail with an obligor whose motor vehicle loan has become 5 to 15 days delinquent, with follow-up contacts continuing at least every three days until the account is cured or deemed uncollectible. Generally, SST commences repossession procedures when a motor vehicle loan is delinquent for 60 days. However, if a motor vehicle loan is deemed uncollectible, the financed vehicle is determined by SST's collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession, or the obligor voluntarily surrenders the financed vehicle, SST may repossess the financed vehicle without regard to length or existence of a payment delinquency.

         Repossessions are conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. After repossession, an obligor may redeem the financed vehicle any time prior to liquidation. However, SST must generally delay any sale of the financed vehicle for 10 to 30 days (depending on state law requirements) following repossession in order to allow the obligor time to reinstate the contract or redeem the vehicle. After that time, SST arranges for the sale of the financed vehicle at private or public auctions.

         Losses on the Receivables will generally be recognized as of any date of determination, when any of the following first occurs: (i) SST has determined in good faith that all amounts it expects to recover have been received, (ii) all or a portion part of a scheduled payment is 180 days or more delinquent or (iii) the financed vehicle has been sold and the proceeds received.

         SST conducts its servicing activities from its headquarters location in St. Joseph, Missouri and from a branch facility in Joplin, Missouri. The Joplin facility is on-line with SST's servicing system, and collections work may be allocated between the two facilities at will.

         SST may change its servicing and collection polices and practices over time in accordance with its business judgment.

Physical Damage and Liability Insurance

         The Servicer will not be obligated to verify whether physical damage insurance covering the Financed Vehicles is being maintained by the Obligors or to enforce rights or pursue any remedies under the Contracts or applicable law to require the Obligors to maintain physical damage insurance. There can be no assurance that each financed vehicle will continue to be covered by physical damage insurance provided by the Obligor during the entire term during which the related Receivable is outstanding.

                                  THE DEPOSITOR

         The Depositor is a bankruptcy-remote, special purpose Delaware corporation. The Depositor was incorporated in the State of Delaware on November 7, 1997. The principal executive offices of the Depositor are located at 390 Greenwich Street, New York, New York 10013; telephone (212) 816-6000.

                                 USE OF PROCEEDS

         The net proceeds from the sale of the Offered Notes will be applied by the Trust to purchase the Receivables from the Depositor. The Depositor will apply the net proceeds to it to purchase the Receivables from the Seller.

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

         No principal will be paid on any other class of Notes until the Class A-1 Notes are paid in full. After the Class A-1 Notes have been paid in full, amounts on deposit in the Principal Distribution Account on any Distribution Date will be divided among the remaining classes of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes. After the Class A-1 Notes have been paid in full, the remaining Class A Notes will generally be paid 89.847% of the amounts on deposit in the Principal Distribution Account, the Class B Notes will generally be paid 3.851% of the amounts on deposit in the Principal Distribution Account, the Class C Notes will generally be paid 2.101% of the amounts on deposit in the Principal Distribution Account and the Class D Notes will generally be paid 2.801% of the amounts on deposit in the Principal Distribution Account. In addition, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes feature sequential payment of principal. A portion of the principal of the Class B Notes, Class C Notes and the Class D Notes may be paid before payment in full of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes. See "Description of the Notes--Payments of Principal". Final payment of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes or the Class D Notes could occur significantly earlier than the Class A-1 Final Scheduled Distribution Date, the Class A-2 Final Scheduled Distribution Date, the Class A-3 Final Scheduled Distribution Date, the Class A-4 Final Scheduled Distribution Date, the Class B Final Scheduled Distribution Date, the Class C Final Scheduled Distribution Date or the Class D Final Scheduled Distribution Date (each such date a "Final Scheduled Distribution Date"), as applicable, since the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Contract Value of the Receivables.

         Payments on the Receivables may be in the form of scheduled payments or prepayments. Prepayments will include prepayments in full, liquidations due to defaults, losses caused by the issuance of an order by a court in any insolvency proceeding reducing the amount owed under a Receivable, as well as receipts of proceeds from physical damage, loss upon repossession, credit life and credit accident and health insurance policies and the Purchase Amounts of purchased Receivables. The Receivables may be prepaid in full at any time without penalty. The rate of prepayment of the Receivables may be influenced by a variety of economic, social and other factors. In addition, under certain circumstances, the Seller may be obligated to purchase Receivables with respect to which they are in breach of certain representations, warranties or covenants under the Receivables Purchase Agreement or the Sale and Servicing Agreement, as applicable. See also "Description of the Notes--Optional Redemption" regarding the Servicer's or an eligible Certificateholder's option to purchase the Receivables when the Pool Balance is reduced to 5% or less of the Original Pool Balance.

         Any reinvestment risks resulting from a faster or slower incidence of prepayment of the Receivables will be borne entirely by the Noteholders.

         Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used herein, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

         The tables captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" (the "ABS Tables") have been prepared on the basis of the following assumptions:

         (1) the Trust includes 14 hypothetical pools of Receivables with the characteristics set forth in the following table;

         (2) the Receivables prepay in full at the specified constant percentage of ABS monthly;

         (3) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

         (4) the initial principal amount of each class of Offered Notes is as set forth on the cover page hereof and the initial principal amount of the Class D Notes is $13,178,000;

         (5) interest accrues during each Interest Period at the applicable Note Rate;

         (6) payments on the Notes are made on the 15th day of each month whether or not a Business Day;

         (7)  the Notes are purchased on November 12, 2002;

         (8) the scheduled monthly payment for each Receivable has been calculated on the basis of the assumed characteristics in the following tables such that each Receivable will amortize in amounts sufficient to repay the principal balance of such Receivable by its indicated stated remaining term to maturity; and

         (9) the assumed cutoff date for each Receivable is the close of business on September 30, 2002.

                                   Receivables

                                                           Weighted Average
          Aggregate Contract           Weighted Average  Stated Remaining Term
Pool            Value            APR     Original Term        (in Months)

1        $      639,599.92      7.273%        23                  19
2             6,485,689.99      7.318         36                  31
3            13,038,327.65      8.006         48                  44
4            82,432,329.04      7.595         60                  56
5            17,689,883.38      9.352         70                  66
6             1,718,312.00      7.525         31                  20
7             9,065,038.54      7.498         40                  30
8            28,194,868.26      8.075         55                  44
9            94,438,641.88      7.744         61                  52
10            9,355,024.99      9.614         72                  63
11          102,282,317.81      9.019         56                  18
12          125,015,400.64      9.594         59                  31
13          145,040,951.44      9.647         61                  43
14           23,533,613.38     11.157         70                  54
           ---------------      -----         --                  --
Total      $658,929,998.92      8.896%        59                  41
           ===============      =====         ==                  ==

         The ABS Tables indicate, based on the assumptions set forth above, the percentages of the initial principal amount of each class of Offered Notes that would be outstanding after each of the Distribution Dates shown at various percentages of ABS and the corresponding weighted average life of each such Offered Note. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of the Receivables could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified.

                    Percent of Initial Note Principal Balance
                           at Various ABS Percentages

                                                  Class A-1 Notes                       Class A-2 Notes
       Distribution Date           0.00%   1.00%   1.25%    1.50%   1.75%      0.00%    1.00%    1.25%     1.50%    1.75%
       -----------------           -----   -----   -----    -----   -----      -----    -----    -----     -----    -----
       Closing Date..............  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       December 2002.............   79.59   71.57    68.78   65.41    61.10     100.00   100.00   100.00    100.00   100.00
       January 2003..............   70.98   59.29    55.25   50.36    44.14     100.00   100.00   100.00    100.00   100.00
       February 2003.............   62.30   47.19    41.97   35.69    27.71     100.00   100.00   100.00    100.00   100.00
       March 2003................   53.56   35.26    28.96   21.40    11.83     100.00   100.00   100.00    100.00   100.00
       April 2003................   44.75   23.50    16.22    7.50     0.00     100.00   100.00   100.00    100.00    97.48
       May 2003..................   35.88   11.92     3.75    0.00     0.00     100.00   100.00   100.00     95.67    86.84
       June 2003.................   26.94    0.52     0.00    0.00     0.00     100.00   100.00    93.91     86.22    76.60
       July 2003.................   17.93    0.00     0.00    0.00     0.00     100.00    92.29    85.32     77.05    66.77
       August 2003...............    8.86    0.00     0.00    0.00     0.00     100.00    84.33    76.93     68.18    57.36
       September 2003............    0.00    0.00     0.00    0.00     0.00      99.79    76.51    68.74     59.60    48.37
       October 2003..............    0.00    0.00     0.00    0.00     0.00      93.15    68.82    60.76     51.33    39.81
       November 2003.............    0.00    0.00     0.00    0.00     0.00      86.46    61.27    52.99     43.35    31.68
       December 2003.............    0.00    0.00     0.00    0.00     0.00      79.72    53.87    45.44     35.68    23.99
       January 2004..............    0.00    0.00     0.00    0.00     0.00      72.93    46.60    38.09     28.33    16.74
       February 2004.............    0.00    0.00     0.00    0.00     0.00      66.09    39.47    30.97     21.28     9.93
       March 2004................    0.00    0.00     0.00    0.00     0.00      59.20    32.49    24.07     14.56     3.58
       April 2004................    0.00    0.00     0.00    0.00     0.00      52.25    25.66    17.39      8.15     0.00
       May 2004..................    0.00    0.00     0.00    0.00     0.00      47.51    20.54    12.16      2.84     0.00
       June 2004.................    0.00    0.00     0.00    0.00     0.00      42.75    15.51     7.08      0.00     0.00
       July 2004.................    0.00    0.00     0.00    0.00     0.00      37.98    10.61     2.16      0.00     0.00
       August 2004...............    0.00    0.00     0.00    0.00     0.00      33.18     5.79     0.00      0.00     0.00
       September 2004............    0.00    0.00     0.00    0.00     0.00      28.34     1.06     0.00      0.00     0.00
       October 2004..............    0.00    0.00     0.00    0.00     0.00      23.47     0.00     0.00      0.00     0.00
       November 2004.............    0.00    0.00     0.00    0.00     0.00      18.56     0.00     0.00      0.00     0.00
       December 2004.............    0.00    0.00     0.00    0.00     0.00      13.61     0.00     0.00      0.00     0.00
       January 2005..............    0.00    0.00     0.00    0.00     0.00       8.63     0.00     0.00      0.00     0.00
       February 2005.............    0.00    0.00     0.00    0.00     0.00       3.60     0.00     0.00      0.00     0.00
       March 2005................    0.00    0.00     0.00    0.00     0.00       0.00     0.00     0.00      0.00     0.00

       Avg.Life (years)(1)
           To 5% Call............    0.43    0.30     0.27    0.24     0.21       1.56     1.20     1.11      1.00     0.89
           To Maturity...........    0.43    0.30     0.27    0.24     0.21       1.56     1.20     1.11      1.00     0.89

_______________
(1) The weighted average life of an A-1 Note or A-2 Note is determined by (1) multiplying the amount of each principal payment on the applicable Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (2) adding the results and (3) dividing the sum by the related initial principal amount of the Note.

                    Percent of Initial Note Principal Balance
                           at Various ABS Percentages

                                                   Class A-3  Notes                     Class A-4 Notes
       Distribution Date           0.00%   1.00%   1.25%    1.50%   1.75%      0.00%    1.00%    1.25%     1.50%    1.75%
       -----------------           -----   -----   -----    -----   -----      -----    -----    -----     -----    -----
       Closing Date..............  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       December 2002.............  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       January 2003..............  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       February 2003.............  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       March 2003................  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       April 2003................  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       May 2003..................  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       June 2003.................  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       July 2003.................  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       August 2003...............  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       September 2003............  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       October 2003..............  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       November 2003.............  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       December 2003.............  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       January 2004..............  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       February 2004.............  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       March 2004................  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       April 2004................  100.00  100.00   100.00  100.00    94.71     100.00   100.00   100.00    100.00   100.00
       May 2004..................  100.00  100.00   100.00  100.00    82.29     100.00   100.00   100.00    100.00   100.00
       June 2004.................  100.00  100.00   100.00   94.73    70.43     100.00   100.00   100.00    100.00   100.00
       July 2004.................  100.00  100.00   100.00   83.42    59.15     100.00   100.00   100.00    100.00   100.00
       August 2004...............  100.00  100.00    93.95   72.52    48.41     100.00   100.00   100.00    100.00   100.00
       September 2004............  100.00  100.00    83.26   62.03    38.22     100.00   100.00   100.00    100.00   100.00
       October 2004..............  100.00   91.81    72.88   51.97    28.57     100.00   100.00   100.00    100.00   100.00
       November 2004.............  100.00   81.40    62.81   42.33    19.49     100.00   100.00   100.00    100.00   100.00
       December 2004.............  100.00   71.21    53.06   33.13    10.97     100.00   100.00   100.00    100.00   100.00
       January 2005..............  100.00   61.24    43.63   24.36     3.03     100.00   100.00   100.00    100.00   100.00
       February 2005.............  100.00   51.50    34.53   16.03     0.00     100.00   100.00   100.00    100.00    93.76
       March 2005................   96.66   41.97    25.75    8.15     0.00     100.00   100.00   100.00    100.00    84.01
       April 2005................   84.98   32.68    17.31    0.72     0.00     100.00   100.00   100.00    100.00    74.85
       May 2005..................   73.49   23.80     9.35    0.00     0.00     100.00   100.00   100.00     91.19    65.88
       June 2005.................   65.98   17.43     3.34    0.00     0.00     100.00   100.00   100.00     83.10    57.56
       July 2005.................   58.41   11.20     0.00    0.00     0.00     100.00   100.00    96.42     74.95    49.75
       August 2005...............   50.79    5.11     0.00    0.00     0.00     100.00   100.00    88.34     66.77    42.47
       September 2005............   43.12    0.00     0.00    0.00     0.00     100.00    98.78    80.54     59.01    35.72
       October 2005..............   35.38    0.00     0.00    0.00     0.00     100.00    90.43    72.34     51.67    29.51
       November 2005.............   27.60    0.00     0.00    0.00     0.00     100.00    82.29    64.31     44.76    23.84
       December 2005.............   19.75    0.00     0.00    0.00     0.00     100.00    73.82    56.60     38.29    18.72
       January 2006..............   11.85    0.00     0.00    0.00     0.00     100.00    65.23    49.23     32.26    14.16
       February 2006.............    3.88    0.00     0.00    0.00     0.00     100.00    56.87    42.20     26.67    10.51
       March 2006................    0.00    0.00     0.00    0.00     0.00      94.06    48.75    35.51     21.53     7.24
       April 2006................    0.00    0.00     0.00    0.00     0.00      82.45    40.88    29.16     16.85     4.44
       May 2006..................    0.00    0.00     0.00    0.00     0.00      69.81    33.26    23.17     12.63     1.95
       June 2006.................    0.00    0.00     0.00    0.00     0.00      62.12    28.40    19.10      9.39     0.00
       July 2006.................    0.00    0.00     0.00    0.00     0.00      55.86    24.43    15.77      6.73     0.00
       August 2006...............    0.00    0.00     0.00    0.00     0.00      49.55    20.57    12.59      4.27     0.00
       September 2006............    0.00    0.00     0.00    0.00     0.00      43.19    16.83     9.58      2.02     0.00
       October 2006..............    0.00    0.00     0.00    0.00     0.00      36.80    13.20     6.73      0.00     0.00
       November 2006.............    0.00    0.00     0.00    0.00     0.00      30.36     9.70     4.04      0.00     0.00
       December 2006.............    0.00    0.00     0.00    0.00     0.00      23.87     6.31     1.51      0.00     0.00

                                     S-28

                                              Class A-3 Notes                           Class A-4 Notes
       Distribution Date           0.00%   1.00%   1.25%    1.50%   1.75%      0.00%    1.00%    1.25%     1.50%    1.75%
       -----------------           -----   -----   -----    -----   -----      -----    -----    -----     -----    -----
       January 2007..............    0.00    0.00     0.00    0.00     0.00      17.35     3.05     0.00      0.00     0.00
       February 2007.............    0.00    0.00     0.00    0.00     0.00      10.77     0.00     0.00      0.00     0.00
       March 2007................    0.00    0.00     0.00    0.00     0.00       7.06     0.00     0.00      0.00     0.00
       April 2007................    0.00    0.00     0.00    0.00     0.00       3.32     0.00     0.00      0.00     0.00
       May 2007..................    0.00    0.00     0.00    0.00     0.00       0.31     0.00     0.00      0.00     0.00
       June 2007.................    0.00    0.00     0.00    0.00     0.00       0.00     0.00     0.00      0.00     0.00

       Avg.Life (years)(1)
           To 5% Call............    2.82    2.33     2.17    2.00     1.80       3.75     3.31     3.13      2.93     2.65
                                     ----    ----     ----    ----     ----       ----     ----     ----      ----     ----
           To Maturity...........    2.82    2.33     2.17    2.00     1.80       3.83     3.44     3.26      3.04     2.77
                                     ====    ====     ====    ====     ====       ====     ====     ====      ====     ====

________________
(1) The weighted average life of an A-3 Note or A-4 Note is determined by (1) multiplying the amount of each principal payment on the applicable Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (2) adding the results and (3) dividing the sum by the related initial principal amount of the Note.

                    Percent of Initial Note Principal Balance
                           at Various ABS Percentages

                                                  Class B Notes                                Class C Notes
       Distribution Date           0.00%   1.00%     1.25%  1.50%    1.75%      0.00%    1.00%    1.25%     1.50%     1.75%
       -----------------           -----   -----     -----  -----    -----      -----    -----    -----     -----     -----
       Closing Date..............  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       December 2002.............  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       January 2003..............  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       February 2003.............  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       March 2003................  100.00  100.00   100.00  100.00   100.00     100.00   100.00   100.00    100.00   100.00
       April 2003................  100.00  100.00   100.00  100.00    98.55     100.00   100.00   100.00    100.00    98.57
       May 2003..................  100.00  100.00   100.00   97.50    92.43     100.00   100.00   100.00     97.53    92.45
       June 2003.................  100.00  100.00    96.49   92.07    86.54     100.00   100.00    96.52     92.09    86.56
       July 2003.................  100.00   95.56    91.55   86.80    80.89     100.00    95.58    91.57     86.82    80.91
       August 2003...............  100.00   90.99    86.73   81.70    75.48     100.00    91.01    86.75     81.72    75.50
       September 2003............   99.87   86.49    82.03   76.77    70.32      99.90    86.51    82.04     76.79    70.33
       October 2003..............   96.06   82.07    77.44   72.02    65.40      96.08    82.09    77.46     72.03    65.41
       November 2003.............   92.21   77.73    72.97   67.43    60.72      92.23    77.75    72.99     67.45    60.74
       December 2003.............   88.34   73.48    68.63   63.03    56.30      88.36    73.49    68.65     63.04    56.32
       January 2004..............   84.43   69.30    64.41   58.80    52.14      84.45    69.31    64.43     58.81    52.15
       February 2004.............   80.50   65.20    60.32   54.75     8.23      80.52    65.22    60.33     54.76    48.24
       March 2004................   76.54   61.19    56.35   50.88    44.58      76.56    61.21    56.36     50.90    44.59
       April 2004................   72.55   57.26    52.51   47.20    41.19      72.57    57.28    52.52     47.21    41.20
       May 2004..................   69.82   54.32    49.51   44.14    38.08      69.84    54.33    49.52     44.16    38.09
       June 2004.................   67.09   51.43    46.59   41.19    35.10      67.10    51.44    46.60     41.20    35.11
       July 2004.................   64.35   48.61    43.75   38.36    32.27      64.36    48.62    43.76     38.37    30.16
       August 2004...............   61.59   45.84    41.00   35.63    29.58      61.60    45.85    41.01     35.63    22.08
       September 2004............   58.81   43.13    38.32   33.00    27.02      58.82    43.14    38.33     32.33    14.41
       October 2004..............   56.00   40.46    35.72   30.47    24.61      56.02    40.47    35.72     24.76     7.16
       November 2004.............   53.18   37.85    33.19   28.06    22.33      53.19    37.86    32.92     17.51     0.33
       December 2004.............   50.34   35.30    30.75   25.75    16.88      50.35    35.31    25.58     10.59     0.00
       January 2005..............   47.47   32.80    28.38   23.55    11.63      47.48    31.74    18.49      3.99     0.00
       February 2005.............   44.59   30.35    26.10   20.22     6.76      44.60    24.40    11.64      0.00     0.00
       March 2005................   41.68   27.97    23.90   15.01     2.27      41.69    17.24     5.04      0.00     0.00
       April 2005................   38.75   25.64    21.06   10.10     0.00      38.76    10.25     0.00      0.00     0.00
       May 2005..................   35.87   23.41    15.81    5.57     0.00      35.88     3.57     0.00      0.00     0.00
       June 2005.................   33.98   21.15    11.83    1.85     0.00      33.99     0.00     0.00      0.00     0.00
       July 2005.................   32.09   17.03     7.98    0.00     0.00      29.61     0.00     0.00      0.00     0.00
       August 2005...............   30.18   13.00     4.26    0.00     0.00      23.87     0.00     0.00      0.00     0.00
       September 2005............   28.25    9.07     0.67    0.00     0.00      18.10     0.00     0.00      0.00     0.00
       October 2005..............   26.31    5.23     0.00    0.00     0.00      12.28     0.00     0.00      0.00     0.00
       November 2005.............   24.36    1.48     0.00    0.00     0.00       6.42     0.00     0.00      0.00     0.00
       December 2005.............   22.39    0.00     0.00    0.00     0.00       0.52     0.00     0.00      0.00     0.00

                                     S-30

                                                  Class B Notes                                Class C Notes
       Distribution Date           0.00%   1.00%     1.25%   1.50%   1.75%       0.00%    1.00%    1.25%     1.50%     1.75%
       -----------------           -----   -----     -----   -----   -----       -----    -----    -----     -----     -----
       January 2006..............   17.46    0.00     0.00    0.00     0.00       0.00     0.00     0.00      0.00     0.00
       February 2006.............   12.19    0.00     0.00    0.00     0.00       0.00     0.00     0.00      0.00     0.00
       March 2006................    6.89    0.00     0.00    0.00     0.00       0.00     0.00     0.00      0.00     0.00
       April 2006................    1.55    0.00     0.00    0.00     0.00       0.00     0.00     0.00      0.00     0.00
       May 2006..................    0.00    0.00     0.00    0.00     0.00       0.00     0.00     0.00      0.00     0.00

       Avg.Life (years)(1)
           To 5% Call............    2.19    1.78     1.65    1.51     1.36       2.10     1.68     1.56      1.42     1.28
           To Maturity...........    2.19    1.78     1.65    1.51     1.36       2.10     1.68     1.56      1.42     1.28

______________
(1) The weighted average life of a Class B Note or Class C Note is determined by (1) multiplying the amount of each principal payment on the applicable Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (2) adding the results and (3) dividing the sum by the related initial principal amount of the Note.

                    Percent of Initial Note Principal Balance
                           at Various ABS Percentages

                                 Class D Notes

Distribution Date         0.00%     1.00%    1.25%     1.50%    1.75%
-----------------         -----     -----    -----     -----    -----

Closing Date............   100.00    100.00    100.00   100.00   100.00
December 2002...........   100.00    100.00   100.00    100.00   100.00
January 2003............   100.00    100.00   100.00    100.00   100.00
February 2003...........   100.00    100.00   100.00    100.00   100.00
March 2003..............   100.00    100.00   100.00    100.00   100.00
April 2003..............   100.00    100.00   100.00    100.00    97.82
May 2003................   100.00    100.00   100.00     96.26    88.64
June 2003...............   100.00    100.00    94.74     88.11    79.81
July 2003...............   100.00     93.34    87.33     80.21    71.34
August 2003.............   100.00     86.48    80.10     72.56    63.23
September 2003..........    99.82     79.74    73.04     65.16    55.48
October 2003............    94.09     73.11    66.16     58.03    48.10
November 2003...........    88.32     66.60    59.46     51.15    41.09
December 2003...........    82.51     60.22    52.95     44.54    34.46
January 2004............    76.66     53.95    46.62     38.20    28.21
February 2004...........    70.76     47.81    40.48     32.13    22.34
March 2004..............    64.81     41.79    34.52     26.33    16.86
April 2004..............    58.83     35.90    28.76     20.80    11.78
May 2004................    54.74     31.48    24.26     16.22     7.11
June 2004...............    50.63     27.15    19.88     11.79     2.65
July 2004...............    46.52     22.92    15.63      7.54     0.00
August 2004.............    42.38     18.76    11.50      3.44     0.00
September 2004..........    38.21     14.69     7.48      0.00     0.00
October 2004............    34.01     10.69     3.57      0.00     0.00
November 2004...........    29.77      6.78     0.00      0.00     0.00
December 2004...........    25.51      2.95     0.00      0.00     0.00
January 2005............    21.21      0.00     0.00      0.00     0.00
February 2005...........    16.88      0.00     0.00      0.00     0.00
March 2005..............    12.52      0.00     0.00      0.00     0.00
April 2005..............     8.12      0.00     0.00      0.00     0.00
May 2005................     3.80      0.00     0.00      0.00     0.00
June 2005...............     0.98      0.00     0.00      0.00     0.00
July 2005...............     0.00      0.00     0.00      0.00     0.00

Avg.Life (years)(1)
    To 5% Call..........     1.69      1.32     1.21      1.10     0.98
    To Maturity.........     1.69      1.32     1.21      1.10     0.98

____________
(1) The weighted average life of a Class D Note is determined by (1) multiplying the amount of each principal payment on the applicable Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (2) adding the results and (3) dividing the sum by the related initial principal amount of the Note.

                            DESCRIPTION OF THE NOTES

General

         The Trust will issue its   % Asset Backed Notes, Class A-1 (the "Class
A-1 Notes") in an aggregate initial principal amount of $195,000,000 (the
"Initial Class A-1 Note Balance"), its   % Asset Backed Notes, Class A-2 (the
"Class A-2 Notes") in an aggregate initial principal amount of $243,000,000
(the "Initial Class A-2 Note Balance"), its   % Asset Backed Notes, Class A-3
(the "Class A-3 Notes") in an aggregate initial principal amount of
$106,000,000 (the "Initial Class A-3 Note Balance"), its   % Asset Backed Notes,
Class A-4 (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes") in an aggregate initial principal amount of $73,746,000 (the "Initial Class A-4 Note
Balance"), its   % Asset Backed Notes, Class B (the "Class B Notes)" in an
aggregate initial principal amount of $18,121,000 (the "Initial Class B Note
Balance"), its   % Asset Backed Notes, Class C (the "Class C Notes" and,
together with the Class A Notes and the Class B Notes, the "Offered Notes") in an aggregate initial principal amount of $9,884,000 (the "Initial Class C Note
Balance") and its   % Asset Backed Notes, Class D (the "Class D Notes" and,
together with the Offered Notes, the "Notes") in an aggregate initial principal amount of $13,178,000 (the "Initial Class D Note Balance") pursuant to an Indenture dated as of October 1, 2002 (the "Indenture"), among the Trust, the Indenture Trustee and the Bond Administrator. A copy of the Indenture will be filed with the Commission following the issuance of the Notes. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and qualified by reference to, all the provisions of the Notes and the Indenture. The following summary supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made. Only the Offered Notes are being offered hereby.

Payments of Interest

         Interest with respect to each Distribution Date will accrue on the principal balance of the Class A-1 Notes (the "Class A-1 Monthly Interest Distributable Amount") at the Class A-1 Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class A-2 Notes (the "Class A-2 Monthly Interest Distributable Amount") at the Class A-2 Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class A-3 Notes (the "Class A-3 Monthly Interest Distributable Amount") at the Class A-3 Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class A-4 Notes (the "Class A-4 Monthly Interest Distributable Amount") at the Class A-4 Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class B Notes (the "Class B Monthly Interest Distributable Amount") at the Class B Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class C Notes (the "Class C Monthly Interest Distributable Amount") at the Class C Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class D Notes (the "Class D Monthly Interest Distributable Amount") at the Class D Rate. Such interest will be payable to the holders of the Notes on each Distribution Date, commencing on December 16, 2002. Interest on the Class A-1 Notes, with respect to any Distribution Date, will accrue from the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to and including the day immediately preceding such Distribution Date. Interest on the Notes (other than the Class A-1 Notes), with respect to any Distribution Date, will accrue from and including the 15th day of the preceding calendar month (or, in the case of the first Distribution Date, from and including the Closing Date) to and including the 14th day of the calendar month in which such Distribution Date occurs. Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year. Interest on the Notes (other than the Class A-1 Notes) will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such overdue interest (to the extent lawful) at the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4 Rate, the Class B Rate, the Class C Rate or the Class D Rate, as applicable (the "Class A-1 Interest Carryover Shortfall", "Class A-2 Interest Carryover Shortfall", "Class A-3 Interest Carryover Shortfall", "Class A-4 Interest Carryover Shortfall", "Class B Interest Carryover Shortfall", "Class C Interest Carryover Shortfall" and "Class D Interest Carryover Shortfall", respectively).

         The Class A-1 Monthly Interest Distributable Amount and the Class A-1 Interest Carryover Shortfall are referred to herein collectively as the "Class A-1 Interest Distributable Amount"; the Class A-2 Monthly Interest Distributable Amount and the Class A-2 Interest Carryover Shortfall are referred to herein collectively as the "Class A-2 Interest Distributable Amount"; the Class A-3 Monthly Interest Distributable Amount and the Class A-3 Interest Carryover Shortfall are referred to herein collectively as the "Class A-3 Interest Distributable Amount"; the Class A-4 Monthly Interest Distributable Amount and the Class A-4 Interest Carryover Shortfall are referred to herein collectively as the "Class A-4 Interest Distributable Amount". The Class B Monthly Interest Distributable Amount and the Class B Interest Carryover Shortfall are referred to herein collectively as the "Class B Noteholders' Interest Distributable Amount", the Class C Monthly Interest Distributable Amount and the Class C Interest Carryover Shortfall are referred to herein collectively as the "Class C Noteholders' Interest Distributable Amount". The Class D Monthly Interest Distributable Amount and the Class D Interest Carryover Shortfall are referred to herein collectively as the "Class D Noteholders' Interest Distributable Amount."

         On each Distribution Date, interest payments on the Notes will be made from funds on deposit in the Note Interest Distribution Account. Distributions into the Note Interest Distribution Account on each Distribution Date will generally be made from the Total Distribution Amount remaining after payment of the Servicing Fee and the fees payable to the Owner Trustee, the Indenture Trustee and the Bond Administrator, respectively. Interest payments to holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will have the same priority. Interest payments to holders of the Class B Notes will be made only after the interest accrued on each class of Class A Notes has been paid in full. Interest payments to holders of the Class C Notes will be made only after the interest accrued on each class of Class A Notes and the Class B Notes has been paid in full. Interest payments to holders of the Class D Notes will be made only after the interest accrued on each class of Class A Notes, the Class B Notes and the Class C Notes has been paid in full. If amounts available to make interest payments on the Class A Notes are less than the full amount of interest payable on the Class A Notes on a Distribution Date, the Class A Noteholders will receive their ratable share of that amount, based on the aggregate amount of interest due on that date on each class of the Class A Notes.

         The "Class A-1 Rate" will be % per annum. The "Class A-2 Rate" will be % per annum. The "Class A-3 Rate" will be % per annum. The "Class A-4 Rate" will be % per annum. The "Class B Rate" will be % per annum. The "Class C Rate" will be % per annum. The "Class D Rate" will be % per annum.

         "Distribution Date" means, with respect to each Collection Period, the fifteenth day of the following month or, if such day is not a Business Day, the immediately following Business Day, commencing on December 16, 2002. Payments on the Notes will be made on each Distribution Date to holders of record of the Notes (the "Noteholders") as of the close of business on the day immediately preceding such Distribution Date (the "Record Date"). If Definitive Notes are issued for the Notes, the Record Date will be the last day of the month immediately preceding the Distribution Date.

         "Collection Period" means, with respect to the first Distribution Date, the two calendar months preceding the month in which that Distribution Date occurs, and, with respect to any Distribution Date thereafter, the calendar month preceding the month in which that Distribution Date occurs.

         As used herein, "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in the States of New York, Missouri or Delaware are authorized or required by law, executive order or governmental decree to be closed.

Payments of Principal

         Principal payments will be made to the Noteholders in an amount generally equal to the Regular Principal Allocation for each Distribution Date. On each Distribution Date, the applicable portion of the Total Distribution Amount will be deposited into the Principal Distribution Account in accordance with the priorities set forth under "Description of the Transfer and Servicing Agreements--Distributions--Priority of Payments" in this Prospectus Supplement. Principal payments from amounts on deposit in the Principal Distribution Account on each Distribution Date will be allocated among the various classes of Notes in the following order of priority:

          (1)  to the Class A Notes, the Class A Principal Distributable
               Amount;

          (2)  to the Class B Notes, the Class B Principal Distributable
               Amount;

          (3) to the Class C Notes, the Class C Principal Distributable Amount; and

          (4)  to the Class D Notes, the Class D Principal Distributable
               Amount.

         In general, the application of these payment rules will result in an allocation of amounts on deposit in the Principal Distribution Account, concurrently, in a manner intended generally to maintain credit support for each such class (after giving effect to such allocation) in an amount equal to the greater of the Overcollateralization Target Amount or the following respective approximate percentages of the Pool Balance (as of the end of the related Collection Period): 10.153% for the Class A Notes; 6.302% for the Class B Notes; 4.201% for the Class C Notes; and 1.400% for the Class D Notes.

         In turn, amounts applied to the Class A Notes in respect of principal will be allocated to the holders of the various subclasses of Class A Notes in the following order of priority:

          (1) to the principal amount of the Class A-1 Notes until such principal amount is paid in full;

          (2) to the principal amount of the Class A-2 Notes until such principal amount is paid in full;

          (3) to the principal amount of the Class A-3 Notes until such principal amount is paid in full; and

          (4) to the principal amount of the Class A-4 Notes until such principal amount is paid in full.

         These general rules are subject, however, to the following exceptions:

          (1) In no event will the Class A Principal Distributable Amount allocated to any subclass of Class A Notes exceed the outstanding principal amount of that subclass.

          (2) On the Final Scheduled Distribution Date for each subclass of Class A Notes, the Class A Principal Distributable Amount for that subclass will include the amount, to the extent of the remaining Total Distribution Amount, necessary (after giving effect to the other amounts to be deposited in the Principal Distribution Account on that Distribution Date) to reduce the outstanding principal amount of that subclass to zero.

          (3) No principal payments will be made on the Class B Notes, Class C Notes or Class D Notes on any Distribution Date until the Class A-1 Notes have been paid in full.

          (4) In the event of any shortfall in the amount of funds available for principal payments on the securities on any Distribution Date, no principal payments will be made on the Class B Notes on any Distribution Date until all amounts payable with respect to the Class A Notes on that Distribution Date have been paid in full, no principal payments will be made on the Class C Notes on any Distribution Date until all amounts payable with respect to the Class B Notes on that Distribution Date have been paid in full, and no principal payments will be made on the Class D Notes on any Distribution Date until all amounts payable with respect to the Class C Notes on that Distribution Date have been paid in full.

          (5) If, on any Distribution Date, the Pool Annualized Net Loss Rate exceeds 2.50%, then on each such Distribution Date until the Pool Annualized Net Loss Rate is reduced below 2.50%, the trust will pay the principal of the notes of each class sequentially starting with most senior and earliest maturing class of notes then outstanding (beginning with the Class A-1 Notes) until that class is paid in full.

          (6) Following the occurrence and during the continuation of an Indenture Event of Default that has resulted in an acceleration of the Notes (but prior to any liquidation of the Receivables), principal payments on the

               Notes will be made in the order of priority that applies in the case of such Indenture Event of Default, as described under "Description of the Transfer and Servicing Agreements--Distributions--Priority of Payments Following Indenture Events of Default Resulting in Acceleration of the Notes" herein. If the Receivables are liquidated following an acceleration of the Notes as a result of an Indenture Event of Default, principal payments on the Notes will be made in the manner described in the first paragraph under "Description of the Notes--Certain Provisions of the Indenture--Rights upon Indenture Event of Default" herein.

         The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on the Distribution Date in November 2003 (the "Class A-1 Final Scheduled Distribution Date"). The principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on the Distribution Date in September 2005 (the "Class A-2 Final Scheduled Distribution Date"). The principal balance of the Class A-3 Notes, to the extent not previously paid, will be due on the Distribution Date in September 2006 (the "Class A-3 Final Scheduled Distribution Date"). The principal balance of the Class A-4 Notes, to the extent not previously paid, will be due on the Distribution Date in February 2009 (the "Class A-4 Final Scheduled Distribution Date"). The principal balance of the Class B Notes, to the extent not previously paid, will be due on the Distribution Date in February 2009 (the "Class B Final Scheduled Distribution Date"). The principal balance of the Class C Notes, to the extent not previously paid, will be due on the Distribution Date in February 2009 (the "Class C Final Scheduled Distribution Date"). The principal balance of the Class D Notes, to the extent not previously paid, will be due on the Distribution Date in February 2009 (the "Class D Final Scheduled Distribution Date"). The actual date on which the aggregate outstanding principal amount of any of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes or the Class D Notes is paid in full may be earlier than the applicable Final Scheduled Distribution Date due to a variety of factors, including those described herein under "Weighted Average Life of the Securities."

         For purposes hereof, the following terms shall have the following meanings:

         "Class A Principal Distributable Amount" means, with respect to any Distribution Date, an amount equal to the greater of (a) the outstanding amount of the Class A-1 Notes immediately prior to such Distribution Date and
(b) an amount equal to (i) the outstanding amount of the Class A Notes immediately prior to such Distribution Date minus (ii) the lesser of (A) 89.847% of the Pool Balance for such Distribution Date and (B) an amount equal to (1) the Pool Balance for such Distribution Date minus (2) the Overcollateralization Target Amount for such Distribution Date; provided, however, that, unless the Class A Notes have been paid in full, for any Distribution Date as of which the Pool Annualized Net Loss Rate is greater than or equal to 2.50%, the Class A Principal Distributable Amount will be 100% of the Regular Principal Allocation for such Distribution Date; provided further that, on the Final Scheduled Distribution Date of any class of Class A Notes, the Class A Principal Distributable Amount will not be less than the amount that is necessary to pay that class of Class A Notes in full; and provided further that the Class A Principal Distributable Amount on any Distribution Date will not exceed the outstanding amount of the Class A Notes on that Distribution Date.

         "Class B Principal Distributable Amount" means, with respect to any Distribution Date, an amount equal to (a) the sum of (i) the outstanding amount of the Class A Notes (after taking into account distribution of the Class A Principal Distributable Amount on such Distribution Date) and (ii) the outstanding amount of the Class B Notes immediately prior to such Distribution Date minus (b) the lesser of (i) 93.698% of the Pool Balance for such Distribution Date and (ii) an amount equal to (A) the Pool Balance for such Distribution Date minus (B) the Overcollateralization Target Amount for such Distribution Date; provided, however, that, for any Distribution Date as of which the Pool Annualized Net Loss Rate is greater than or equal to 2.50%, the Class B Principal Distributable Amount will be an amount equal to (a) 100% of the Regular Principal Allocation for such Distribution Date minus (b) the Class A Principal Distributable Amount for such Distribution Date; provided further that, on the Class B Final Scheduled Distribution Date, the Class B Principal Distributable Amount will not be less than the amount that is necessary to pay the Class B Notes in full; and provided further that the Class B Principal Distributable Amount on any Distribution Date will not exceed the outstanding amount of the Class B Notes on that Distribution Date.

         "Class C Principal Distributable Amount" means, with respect to any Distribution Date, an amount equal to (a) the sum of (i) the outstanding amount of the Class A Notes (after taking into account distribution of the Class A Principal Distributable Amount on such Distribution Date), (ii) the outstanding amount of the Class B Notes (after taking into account distribution of the Class B Principal Distributable Amount on such Distribution Date) and (iii) the outstanding amount of the Class C Notes immediately prior to such Distribution Date minus (b) the lesser of (i) 95.799% of the Pool Balance for such Distribution Date and (ii) an amount equal to (A) the Pool Balance for such Distribution Date minus (B) the Overcollateralization Target Amount for such Distribution Date; provided, however, that, for any Distribution Date as of which the Pool Annualized Net Loss Rate is greater than or equal to 2.50%, the Class C Principal Distributable Amount will be an amount equal to (a) 100% of the Regular Principal Allocation for such Distribution Date minus (b) an amount equal to the sum of (i) the Class A Principal Distributable Amount for such Distribution Date plus (ii) the Class B Principal Distribution Amount for such Distribution Date; provided further that, on the Class C Final Scheduled Distribution Date, the Class C Principal Distributable Amount will not be less than the amount that is necessary to pay the Class C Notes in full; and provided further that the Class C Principal Distributable Amount on any Distribution Date will not exceed the outstanding amount of the Class C Notes on that Distribution Date.

         "Class D Principal Distributable Amount" means, with respect to any Distribution Date, an amount equal to (a) 100% of the Regular Principal Allocation for such Distribution Date minus (b) an amount equal to the sum of
(i) the Class A Principal Distributable Amount for such Distribution Date,
(ii) the Class B Principal Distributable Amount for such Distribution Date and
(iii) the Class C Principal Distributable Amount for such Distribution Date; provided, however, that, on the Class D Final Scheduled Distribution Date, the Class D Principal Distributable Amount will not be less than the amount that is necessary to pay the Class D Notes in full; and provided further that the Class D Principal Distributable Amount on any Distribution Date will not exceed the Outstanding Amount of the Class D Notes on that Distribution Date.

         "Pool Annualized Net Loss Rate" means, with respect to any date of determination, the average, as of the last day of each of the three preceding Collection Periods, of a fraction, expressed as a percentage, the numerator of which is equal to the annualized aggregate Net Liquidation Losses during the Collection Period plus the annualized aggregate Cram Down Losses that occurred during the Collection Period and the denominator of which is equal to the aggregate Contract Value of the Receivables as of the first day of the Collection Period. "Net Liquidation Losses" means, with respect to any Collection Period, the amount, if any, by which (a) the aggregate Contract Value of all Receivables that became Liquidated Receivables during that Collection Period exceeds (b) the Liquidation Proceeds received in respect of all Receivables that became Liquidated Receivables during that Collection Period. "Cram Down Loss" means any loss resulting from an order issued by a court of appropriate jurisdiction in an insolvency proceeding that reduces the amount owed on a Receivable or otherwise modifies or restructures the scheduled payments to be made thereon. The amount of any such Cram Down Loss will equal the excess of (i) the principal balance of the Receivable immediately prior to such order over (ii) the principal balance of such Receivable as so reduced, modified or restructured. A Cram Down Loss will be deemed to have occurred on the date on which the Servicer received notice of such order.

Optional Redemption

         The Notes will be subject to early retirement, in whole but not in part, on any Distribution Date on which the Servicer or a Certificateholder evidencing 100% of the percentage interests in the Certificates exercises its option to purchase the Receivables. Under the terms of the Sale and Servicing Agreement, the Servicer or, if the Servicer elects not to exercise that right, such a Certificateholder (if such Certificateholder is not the Seller, the Depositor or an affiliate thereof) may purchase the Receivables when the Pool Balance has been reduced to 5% or less of the Original Pool Balance. The "Pool Balance" on any Distribution Date will equal the aggregate Contract Value of the Receivables at the end of the related Collection Period, after giving effect to all payments of principal received from Obligors and Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, for such Collection Period, and after adjustment for Cram Down Losses and reduction to zero of the aggregate outstanding Contract Value of all Receivables that became Liquidated Receivables during such Collection Period. Any such purchase of the Receivables by the Servicer or an eligible Certificateholder will result in the early retirement of the outstanding Notes at a purchase price equal to the outstanding principal amounts thereof plus accrued and unpaid interest thereon.

Certain Provisions of the Indenture

         Indenture Events of Default. Events of default under the Indenture ("Indenture Events of Default") will consist of:

          (1) a default for 35 days or more in the payment of any interest on the Class A Notes or, if the Class A Notes are no longer outstanding, the Class B Notes or, if the Class B Notes are no longer outstanding, the Class C Notes or, if the Class C Notes are no longer outstanding, the Class D Notes (the "Controlling Class") when the same becomes due and payable;

          (2) a default in the payment of principal of any Note when the same becomes due and payable upon maturity;

          (3) a default in the observance or performance in any material respect of any other covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of the Controlling Class;

          (4) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made if such breach is not cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of the Controlling Class; or

          (5) certain events of bankruptcy, insolvency, receivership, conservatorship or liquidation with respect to the Trust.

The amount of principal required to be paid to Noteholders under the Indenture on any Distribution Date will generally be limited to amounts available to be deposited in the Principal Distribution Account; therefore, the failure to pay principal on a class of Notes will generally not result in the occurrence of an Indenture Event of Default under the Indenture until the applicable Final Scheduled Distribution Date for such class of Notes.

         Rights upon Indenture Event of Default. If an Indenture Event of Default occurs, then the Indenture Trustee may and at the direction of the holders of not less than a majority of the outstanding principal amount of the Controlling Class shall declare the Controlling class of Notes to be immediately due and payable. Under such circumstances, the Indenture Trustee may institute proceedings to foreclose on the Receivables, may exercise any other remedies as a secured party, including selling the Receivables, or may elect to maintain possession of the Receivables and continue to apply collections on the Receivables as if there had been no declaration of acceleration. However, the Indenture Trustee will be prohibited from selling the Receivables following an Indenture Event of Default other than an Indenture Event of Default listed in clause (1) or (2) of the immediately preceding paragraph, unless, (i) with respect to any Indenture Event of Default listed in clause (5) of the immediately preceding paragraph, (a) the holders of all the outstanding Controlling Class consent to such sale; (b) the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the outstanding Notes at the date of such sale; or (c) the Indenture Trustee determines based solely on an analysis provided by an independent accounting firm (which shall not be at the expense of the Indenture Trustee) that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable and the Indenture Trustee obtains the consent of the holders of Notes representing two-thirds of the aggregate outstanding principal amount of the Controlling Class, or (ii) with respect to any Indenture Event of Default listed in clause (3) or (4) of the immediately preceding paragraph, (a) the holders of all the outstanding Notes consent thereto; or (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest on all the outstanding Notes. Any proceeds received in connection with a sale of the Receivables described in this paragraph, net of certain fees and expenses, shall be distributed ratably to the Class A Notes to the extent of interest thereon and then to the principal of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, interest and principal of the Class B Notes, interest and principal of the Class C Notes and interest and principal of the Class D Notes, in that order until the outstanding principal balance of each such Class is reduced to zero.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Indenture Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Noteholders if the Indenture Trustee believes it will not be adequately indemnified against the costs, expenses and liabilities that it might incur in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the aggregate outstanding principal amount of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the Indenture Trustee. In addition, the holders of Notes representing a majority of the aggregate outstanding principal amount of the Controlling Class may, in certain cases, waive any Indenture Event of Default except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding Notes.

         Notwithstanding the Indenture Events of Default described in the Prospectus under the caption "Description of the Notes--The Indenture--Events of Default; Rights upon Indenture Event of Default," until the Class A Notes have been paid in full, the failure to pay interest due on the Class B Notes will not be an Indenture Event of Default, until the Class B Notes have been paid in full, the failure to pay interest due on the Class C Notes will not be an Indenture Event of Default and until the Class C Notes have been paid in full, the failure to pay interest due on the Class D Notes will not be an Indenture Event of Default. Pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes if a default occurs under the Indenture. In these circumstances, the Indenture will provide for a successor trustee to be appointed for one or each of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, in order that there be separate trustees for each of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes. So long as any amounts remain unpaid with respect to the Class A Notes, only the trustee for the Class A Noteholders will have the right to exercise remedies under the Indenture (but the Class B, Class C and Class D Noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B, Class C and Class D Notes to the Class A Notes as described herein), and only the Class A Noteholders will have the right to direct or consent to any action to be taken, including sale of the Receivables, until the Class A Notes are paid in full. Upon repayment of the Class A Notes in full, all rights to exercise remedies under the Indenture will transfer to the trustee for the Class B Notes, and for so long as any amounts remain unpaid with respect to the Class B Notes, only the trustee for the Class B Noteholders will have the right to exercise remedies under the Indenture (but the Class C and Class D Noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class C and Class D Notes to the Class A Notes and Class B Notes as described herein), and only the Class B Noteholders will have the right to direct or consent to any action to be taken, including sale of the Receivables, until the Class B Notes are paid in full. Upon repayment of the Class A and Class B Notes in full, all rights to exercise remedies under the Indenture will transfer to the trustee for the Class C Notes, and for so long as any amounts remain unpaid with respect to the Class C Notes, only the trustee for the Class C Noteholders will have the right to exercise remedies under the Indenture (but the Class D Noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class D Notes to the Class A Notes, the Class B Notes and the C Notes as described herein), and only the Class C Noteholders will have the right to direct or consent to any action to be taken, including sale of the Receivables, until the Class C Notes are paid in full. Upon repayment of the Class A, Class B and Class C Notes in full, all rights to exercise remedies under the Indenture will transfer to the trustee for the Class D Notes. Any resignation of the original Indenture Trustee as described above with respect to any class of Notes will become effective only upon the appointment of a successor trustee for such class of Notes and such successor's acceptance of such appointment.

         No holder of a Note will have the right to institute any proceeding with respect to the Indenture unless:

          (1) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Event of Default;

          (2) the holders of not less than 25% of the outstanding principal amount of the Controlling Class have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee;

          (3) such holder or holders have offered the Indenture Trustee indemnity satisfactory to the Indenture Trustee;

          (4) the Indenture Trustee has for 60 days failed to institute such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority of the outstanding principal amount of the Controlling Class.

         None of the Indenture Trustee, the Bond Administrator or the Owner Trustee in its individual capacity, any Certificateholder, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors, or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

         Each Noteholder, by accepting a Note, and the Indenture Trustee will covenant that they will not at any time institute against the Trust or the Depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         The Trust may not engage in any activity other than as described herein. The Trust may not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture.

         Certain Covenants. The Trust may not consolidate with or merge into any other entity unless:

          (1) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

          (2) such entity expressly assumes the Trust's obligation to make due and punctual payments on the Notes and to perform or observe every agreement and covenant of the Trust under the Indenture;

          (3) no Indenture Event of Default shall have occurred immediately after such merger or consolidation;

          (4) the Trust has been advised by each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of such Rating Agency's then-current rating of any class of the Notes; and

          (5) the Trust shall have received an opinion of counsel to the effect that such consolidation or merger will have no material adverse federal tax consequence to the Trust or to any Noteholder.

         The Trust will not:

          (1) except as expressly permitted by the Indenture or the Transfer and Servicing Agreements, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;

          (2) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state tax laws) or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the Trust;

          (3)  dissolve or liquidate in whole or in part;

          (4) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby;

          (5) permit any lien, charge, excise, claim, security interest, mortgage, or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof; or

         (6) permit the lien of the Indenture not to constitute a valid first priority perfected security interest (other than with respect to a tax, mechanics' or similar lien) in the assets of the Trust.

         Modification of Indenture. The Trust, the Bond Administrator and the Indenture Trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the Notes, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders. However, without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture may

          (1) change the due date of any installment of principal of or interest on the Notes or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which the Notes or any interest thereon is payable;

          (2) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment;

          (3) reduce the percentage of the aggregate outstanding amount of the Controlling Class, the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

          (4) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on the Notes, the Depositor or an affiliate of any of them;

          (5) reduce the percentage of the aggregate outstanding amount of the Controlling Class, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding Notes;

          (6) decrease the percentage of the aggregate principal amount of the Controlling Class required to amend the sections of the Indenture that specify the percentage of the aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or

          (7) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on the collateral or deprive any holder of the Notes of the security afforded by the lien of the Indenture.

         The Trust, the Bond Administrator and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders; provided that such action does not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Noteholder; provided, however, that such amendment shall be deemed not to materially and adversely affect the interests of any Noteholder, and no such opinion of counsel shall be required, if the Rating Agencies confirm that the amendment will not result in the withdrawal, qualification or reduction of the then current ratings of the Notes.

         Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

The Indenture Trustee

         Bank One, NA, a national banking association, will be the Indenture Trustee under the Indenture (the "Indenture Trustee"). The Indenture Trustee may resign at any time, in which event the Trust will be obligated to appoint a successor Indenture Trustee. The Trust will be obligated to remove the Indenture Trustee and appoint a successor if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, breaches any of its representations, warranties or covenants under the transaction documents or becomes insolvent. No resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will become effective until acceptance of the appointment by such successor Indenture Trustee. Unless a successor trustee shall have been so appointed and shall have accepted appointment within 90 days after giving of notice of resignation, the Indenture Trustee may petition a court of competent jurisdiction for the appointment of a successor trustee.

The Bond Administrator

         JPMorgan Chase Bank, a New York banking corporation, will be the Bond Administrator (the "Bond Administrator") on behalf of the Indenture Trustee under the Indenture. The Bond Administrator may resign at any time, in which event the Trust will be obligated to appoint a successor Bond Administrator.

Fees to Trustees and Bond Administrator

         The aggregate of the fees payable on any Distribution Date to the Owner Trustee, the Indenture Trustee and the Bond Administrator is not expected to be greater than one-twelfth of $25,000.

                     CERTAIN INFORMATION REGARDING THE NOTES

Form, Exchange, Registration and Title

         The Notes will initially be registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"). Noteholders may hold their Notes in the United States through DTC, or, solely in the case of the Notes, in Europe through Clearstream Banking, societe anonyme, a professional depository under the laws of Luxembourg ("Clearstream") or the Euroclear System ("Euroclear"), a professional depository operated by Euroclear Bank S.A./N.V., if they are participants of such systems, or indirectly through organizations that are participants in such systems.

         Cede, as nominee for DTC, will hold the global Notes. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Customers and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Customers and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Customer or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Customer or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Noteholders who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Notes may do so only through Participants (unless and until Definitive Notes (as defined below) are issued). In addition, Noteholders will receive all distributions of principal of and interest on the Notes from the Bond Administrator, on behalf of the Indenture Trustee, through DTC and Participants. Noteholders will not receive or be entitled to receive physical securities representing their respective interests in the Notes, except under the limited circumstances described below.

         Unless and until Definitive Notes are issued, it is anticipated that the only Noteholder will be Cede, as nominee of DTC. Beneficial owners of the Notes will not be Noteholders. Beneficial owners are only permitted to exercise the rights of Noteholders indirectly through Participants and DTC.

         While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes. Unless and until Definitive Notes are issued, beneficial owners who are not Participants may transfer ownership of Notes only through Participants by instructing such Participants to transfer the Notes by book-entry transfer through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of the Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

         Physical Notes will be issued in registered form to Noteholders or their nominees rather than to DTC (such being referred to herein as "Definitive Notes") only if:

          (1) the Depositor advises the Indenture Trustee and the Bond Administrator in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to such Notes and the Depositor, the Indenture Trustee or the Bond Administrator is unable to locate a qualified successor,

          (2) the Depositor, at its sole option and with the consent of the Indenture Trustee and the Bond Administrator, elects to terminate the book-entry system through DTC or

          (3) in the case of the Notes, after the occurrence of an Indenture Event of Default or a Servicer Termination Event, DTC, at the direction of Noteholders having a majority in interest of the Notes, advises the Bond Administrator, on behalf of the Indenture Trustee, in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical Notes being issued to Noteholders is no longer in the best interest of Noteholders. Upon issuance of Definitive Notes to Noteholders, such Notes will be transferable directly (and not exclusively on a book-entry basis), and registered holders will deal directly with the Bond Administrator with respect to transfers, notices and distributions.

         DTC has advised the Depositor, the Bond Administrator and the applicable Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Indenture under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Notes are credited. DTC has advised the Depositor that DTC will take such action with respect to any percentage interests of the Notes only at the direction of and on behalf of such Participants with respect to such percentage interests of the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Notes that conflict with actions taken with respect to other Notes.

         Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations ("Clearstream Customers") and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry changes in accounts of Clearstream Customers. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any class of Notes. Clearstream Customers in the United States are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear clearance system. The Euroclear clearance system establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any class of Notes. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" herein. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Clearstream Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         In the event that any of DTC, Clearstream or Euroclear should discontinue its services, the Depositor would seek an alternative depositary (if available) or cause the issuance of Definitive Notes to Noteholders or their nominees in the manner described above.

         Issuance of the Notes in book-entry form rather than as physical Notes may adversely affect the liquidity of the Notes in the secondary market and the ability of Noteholders to pledge them. In addition, since distributions on the Notes will be made by the applicable Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants of Noteholders, Noteholders may experience delays in the receipt of such distributions.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes certain terms of the Receivables Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Sale and Servicing Agreement will be filed with the Commission following the issuance of the Securities. This summary does not purport to be complete and is subject to, and qualified by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

Sale, Assignment and Transfer of Receivables

         On the Closing Date, the Seller will sell and assign the Receivables to the Depositor, without recourse, pursuant to the Receivables Purchase Agreement, and the Depositor will transfer the Receivables to the Trust, without recourse, pursuant to the Sale and Servicing Agreement. Each Receivable will be identified in a schedule to the Receivables Purchase Agreement and the Sale and Servicing Agreement.

         In the Receivables Purchase Agreement, the Seller will represent and warrant to the Depositor that, among other things:

          (1) the information provided with respect to the Receivables is correct in all material respects as of the Cutoff Date;

          (2) the Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with the terms of the Receivable;

          (3) the Receivables will be free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims will have been asserted or threatened under such Receivables;

          (4) immediately prior to the transfer of the Receivables to the Trust, each of the Receivables will be secured by a first priority perfected security interest in the related Financed Vehicle in favor of the Depositor; and

          (5) each Receivable, at the time it was originated, complied and, at the Closing Date, will comply in all material respects with applicable federal and state laws.

         The Seller will be obligated to repurchase for the Purchase Amount any Receivable with respect to which there is a material breach of a representation or warranty unless such breach is cured in a timely manner. The "Purchase Amount" with respect to any Receivable will equal the outstanding Contract Value thereof plus accrued but unpaid interest on such amount at the applicable APR to the last day of the month of repurchase.

         The right of the Depositor to enforce the Seller's repurchase obligation under the Receivables Purchase Agreement will be assigned to the Trust in the Sale and Servicing Agreement. The repurchase obligation will constitute the sole remedy available to the Depositor, the Trust, the Indenture Trustee or the Securityholders with respect to the Seller for any such uncured breach. There is no guarantee that the Seller will have the financial ability to effect any repurchase of Receivables.

Servicing Procedures

         The Servicer will follow its current standards, or such more exacting standards as the Servicer may employ in the future, in servicing the Receivables. The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and, in a manner consistent with the Sale and Servicing Agreement, will continue such collection procedures as it follows with respect to retail installment sale contracts it services for others. Consistent with its normal procedures, the Servicer may, in its discretion and in compliance with the Sale and Servicing Agreement, arrange with an Obligor to extend the payment due date under the related Receivable. No such arrangement will extend the final payment date on any Receivable beyond the last day of the Collection Period ending six months prior to the Final Scheduled Maturity Date.

         On or before the third Business Day preceding the related Distribution Date (each such day, a "Determination Date"), the Servicer will prepare and deliver to the Indenture Trustee, the Bond Administrator, the Owner Trustee, the Depositor and the Rating Agencies a certificate (the "Servicer's Certificate") setting forth, among other things, the amount collected on the Receivables during the related Collection Period, including the Purchase Amounts for any Purchased Receivables and the unpaid Contract Value of any Receivables that became Liquidated Receivables during such Collection Period, to enable the Bond Administrator, on behalf of the Indenture Trustee, to make all required distributions and to deliver the Statement to Noteholders on the related Distribution Date.

Accounts

         On or before the Closing Date, the Servicer, the Bond Administrator or the paying agent under the Trust Agreement, as applicable, will establish, or cause to be established, the Collection Account, the Note Interest Distribution Account, the Principal Distribution Account and the Certificate Distribution Account. Those accounts will be used by the Servicer, the Bond Administrator, on behalf of the Indenture Trustee, and the paying agent under the Trust Agreement in connection with the servicing of the Receivables and making distributions pursuant to the Sale and Servicing Agreement, as applicable.

         Funds in the Collection Account will be invested as provided in the Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments rated in the highest investment category by each of the Rating Agencies. Any earnings on amounts on deposit in the Collection Account will not be available to fund distributions to Noteholders.

         The Collection Account, the Note Interest Distribution Account and the Principal Distribution Account (together, the "Trust Accounts") will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. "Eligible Institution" means (a) the corporate trust department of the Bond Administrator or the Owner Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, (1) which has either
(A) a long-term unsecured debt rating acceptable to each Rating Agency or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to each Rating Agency and (2) whose deposits are insured by the FDIC.

         Collection Account. A collection account (the "Collection Account") will be established and maintained, for the benefit of the Noteholders and the Certificateholders , at the Bond Administrator and in the name of the Indenture Trustee. The Servicer will deposit all amounts that it receives in respect of the Receivables during each Collection Period into the Collection Account no later than three Business Days after the deposit thereof into the Reconciliation Account (as described below). If the Servicer is not able to remit such amounts at such time, those funds will not be available for distribution to Noteholders, and Noteholders might incur a loss as a result. The Indenture Trustee will possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof and all such funds, investments, proceeds and income shall be part of the Trust Estate (as defined in the Indenture).

         Note Interest Distribution Account. On or prior to the Closing Date, the Bond Administrator, on behalf of the Indenture Trustee, will establish and maintain initially with itself, in the name of the Indenture Trustee, an account into which amounts released from the Collection Account for payments of interest to the Noteholders will be deposited and from which all distributions of interest to the Noteholders will be made (the "Note Interest Distribution Account").

         Principal Distribution Account. On or prior to the Closing Date, the Bond Administrator, on behalf of the Indenture Trustee, will establish and maintain initially with itself, in the name of the Indenture Trustee, an account into which amounts released from the Collection Account for payments of principal to the Noteholders will be deposited and from which all distributions of principal to the Noteholders will be made (the "Principal Distribution Account").

         Certificate Distribution Account. On or prior to the Closing Date, the paying agent under the Trust Agreement will establish an account in the name of the Owner Trustee (the "Certificate Distribution Account") into which amounts released from the Collection Account for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made.

Credit Enhancement

         Subordination of the Class D Notes, the Class C Notes and the Class B Notes. The Class B Notes, the Class C Notes and the Class D Notes will each be subordinated with respect to each class of Notes with a higher alphabetical designation as follows:

          (1) on each Distribution Date, no interest will be paid on a class of Notes until all interest due on each class of Notes with a higher alphabetical designation has been paid in full through the related Interest Accrual Period, including, to the extent lawful, interest on overdue interest; and

          (2) on each Distribution Date, no principal will be paid on a class of Notes until all principal due on each class of Notes with a higher alphabetical designation on that Distribution Date has been paid in full.

         The subordination of the Class B Notes, Class C Notes and the Class D Notes is intended to decrease the risk of default by the Trust with respect to payments due to more senior classes of Notes.

         Overcollateralization. The amounts in respect of principal that are distributable to Noteholders on each Distribution Date are intended, among other things, to result in a certain excess of the Pool Balance over the aggregate outstanding amount of the Notes. This excess is called "overcollateralization." On any Distribution Date, the "Overcollateralization Target Amount" will be equal to $6,589,299.99, which will be equal to 1.00% of the Initial Pool Balance. Collections on the Receivables will be applied to payments of principal on the Notes in a manner that is intended to increase the level of overcollateralization to the Overcollateralization Target Amount, until the Overcollateralization Target Amount is reached. On any Distribution Date, the amount of overcollateralization will be available to absorb the Notes' share of losses from Liquidated Receivables, if those losses are not otherwise covered by excess collections from the Receivables, if any.

Distributions

         Remittances to Reconciliation Account. Arrangements have been made to ensure that payments made with respect to the Receivables after the Cutoff Date will be addressed to Commerce Bank, N.A. (in such capacity, the "Reconciliation Account Bank") for deposit into an existing deposit account established by the Servicer with the Reconciliation Account Bank in the name of the Servicer (the "Reconciliation Account") to which payments on loans serviced by the Servicer are directed. Any payment by an Obligor on a Receivable that is inadvertently delivered to the Servicer rather than to the Reconciliation Account Bank for deposit in the Reconciliation Account will be deposited by the Servicer directly into the Reconciliation Account no later than the Business Day after receipt. In addition to payments by Obligors in respect of the Receivables, the Servicer will deposit into the Reconciliation Account, no later than the Business Day following receipt, all liquidation proceeds and subsequent recoveries in connection with Liquidated Receivables and all insurance proceeds paid by any insurer pursuant to any insurance policy on any Receivable (other than such proceeds as are to be used directly to offset the cost of repairing the related Financed Vehicle). All amounts in the Reconciliation Account in respect of the Receivables will be swept to the Collection Account no later than three Business Days after the deposit thereof into the Reconciliation Account. The Sale and Servicing Agreement provides that all amounts on deposit from time to time in the Reconciliation Account in respect of the Receivables shall be the property of the Issuer. Amounts on deposit in the Reconciliation Account in respect of the Receivables shall not be invested.

         Deposits to Collection Account. On or before each Determination Date, the Servicer will provide the Indenture Trustee, the Bond Administrator and the Owner Trustee with a Servicer's Certificate in which the Servicer will set forth certain information with respect to the related Collection Period, including the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Seller. The Servicer will deposit all amounts that it receives in respect of the Receivables during each Collection Period into the Collection Account within three Business Days after the deposit thereof into the Reconciliation Account (as described above).

         The "Total Distribution Amount" with respect to each Distribution Date will equal the sum of the following amounts with respect to the related Collection Period:

          (1) all collections on Receivables allocable to interest and all collections on Receivables allocable to principal; provided, however, that scheduled payments on Contracts deposited to the Collection Account during such Collection Period (or any earlier Collection Period) that are remitted by the related Obligor as payahead payments and that are required to be deposited to the Collection Account during the second succeeding Collection Period or any other Collection Period thereafter shall be treated hereunder as "collections" with respect to such second succeeding Collection Period or other Collection Period therefter and not as "collections" for the Collection Period relating to such Distribution Date;

          (2)  net liquidation proceeds for such Collection Period;

          (3)  Recoveries for such Collection Period;

          (4) the Purchase Amount of all Receivables that became Purchased Receivables during or in respect of such Collection Period; and

          (5)  net investment losses required to be deposited by the Seller.

         "Liquidated Receivable" means a Receivable with respect to which the earliest of the following shall have occurred: (1) the related Financed Vehicle has been repossessed and liquidated, (2) the Servicer has determined in accordance with its collection policies that all amounts that it expects to receive with respect to the Receivable have been received or (3) the end of the Collection Period in which the Receivable becomes 180 days or more past due.

         "Recoveries" means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

         The Total Distribution Amount on any Distribution Date shall exclude all payments and proceeds (including net liquidation proceeds) of any Receivables, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period.

         The first Collection Period will begin on the open of business on October 1, 2002 and will continue through November 30, 2002. The first Distribution Date will occur on December 16, 2002, on which date the Regular Principal Allocation will include those collections received in respect of the Receivables for the Collection Period, allocable to principal, as described herein. Each Collection Period thereafter will consist of one calendar month. The following sets forth an example of a hypothetical monthly distribution:

October 1--November 30                  Collection Period. Scheduled payments,
                                        prepayments and other proceeds on or
                                        with respect to the Receivables are
                                        remitted to the Servicer and are to be
                                        deposited into the Collection Account
                                        as provided in the Sale and Servicing
                                        Agreement.

December 10                             Determination Date. On or before this
                                        date the Servicer will notify the
                                        Owner Trustee, the Indenture Trustee
                                        and the Bond Administrator of, among
                                        other things, the amount of
                                        collections received during the
                                        related Collection Period, from which
                                        the Bond Administrator will determine,
                                        on behalf of the Indenture Trustee,
                                        the amounts required to be distributed
                                        on the Distribution Date.

December 14                             Record Date. Distributions on the
                                        Distribution Date will be made to
                                        Securityholders of record at the close
                                        of business on this date.

December 15                             Distribution Date. The Bond
                                        Administrator, on behalf of the
                                        Indenture Trustee, will pay the
                                        amounts specified, and in the priority
                                        described, below.


         Priority of Payments. On each Distribution Date, the Bond Administrator will make, on behalf of the Indenture Trustee, the following deposits and distributions, to the extent of the Total Distribution Amount, in the following order of priority:

     (1) the Initial Distributable Amount, in the following order of priority:

          (A) to the Servicer, the amount of the Servicing Fee and Servicing Expense Reimbursement Amount for the related Collection Period (and any accrued and unpaid Servicing Fees and Servicing Expense Reimbursement Amounts from prior Collection Periods) and, if the Distribution Date is the Incentive Fee Payment Date, the Incentive Fee (if any), up to the Servicing Fee Priority Payment Amount; and

          (B) the remainder, if any, of the Initial Distributable Amount, to the Certificate Distribution Account;

     (2) concurrently, from the Total Distribution Amount remaining after the application of clause (1), (a) to the Indenture Trustee, the Indenture Trustee fee for the related Collection Period (and any accrued and unpaid Indenture Trustee fees from prior Collection Periods), (b) to the Owner Trustee, the Owner Trustee fee for the related Collection Period (and any accrued and unpaid Owner Trustee fees from prior Collection Periods), and (c) to the Bond Administrator, the Bond Administrator fee for the related Collection Period (and any accrued and unpaid Bond Administrator fees from prior Collection Periods);

     (3) to the Note Interest Distribution Account, for distribution to the Class A Noteholders, ratably, from the Total Distribution Amount remaining after the application of clauses (1) and (2), the Class A Noteholders' Interest Distributable Amount;

     (4) to the Principal Distribution Account, for distribution as described herein, from the Total Distribution Amount remaining after the application of clauses (1) through (3), the First Allocation of Principal, if any;

     (5) to the Note Interest Distribution Account, for distribution to the Class B Noteholders, from the Total Distribution Amount remaining after the application of clauses (1) through (4), the Class B Noteholders' Interest Distributable Amount;

     (6) to the Principal Distribution Account, for distribution as described herein, from the Total Distribution Amount remaining after the application of clauses (1) through (5), the Second Allocation of Principal, if any, reduced by any First Allocation of Principal paid pursuant to clause (4) above;

     (7) to the Note Interest Distribution Account, for distribution to the Class C Noteholders, from the Total Distribution Amount remaining after the application of clauses (1) through (6), the Class C Noteholders' Interest Distributable Amount;

     (8) to the Principal Distribution Account, for distribution as described herein, from the Total Distribution Amount remaining after the application of clauses (1) through (7), the Third Allocation of Principal, if any, reduced by any First Allocation of Principal paid pursuant to clause (4) above and any Second Allocation of Principal paid pursuant to clause (6) above;

     (9) to the Note Interest Distribution Account, for distribution to the Class D Noteholders, from the Total Distribution Amount remaining after the application of clauses (1) through (8), the Class D Noteholders' Interest Distributable Amount;

     (10) to the Principal Distribution Account, for distribution as described herein, from the Total Distribution Amount remaining after the application of clauses (1) through (9), the Regular Principal Allocation, reduced by any First Allocation of Principal paid pursuant to clause (4) above, any Second Allocation of Principal paid pursuant to clause (6) above and any Third Allocation of Principal paid pursuant to clause (8) above;

     (11) to the applicable party, from the Total Distribution Amount remaining after the application of clauses (1) through (10), any accrued and unpaid fees or expenses owed to such party, to the extent not paid pursuant to clauses (1) through (10); and

     (12) the remainder, if any, of the Total Distribution Amount, to the Certificate Distribution Account.

         On each Distribution Date, all amounts on deposit in the Note Interest Distribution Account will be generally distributed in the order of priority described under "Description of the Notes--Payments of Interest" herein. On each Distribution Date, all amounts on deposit in the Principal Distribution Account will be generally distributed in the order of priority described under "Description of the Notes--Payments of Principal" herein.

         For purposes hereof, the following terms shall have the following meanings:

         "First Allocation of Principal" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such Distribution Date over (y) the Pool Balance as of the end of the related Collection Period.

         "Class A Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A-1 Interest Distributable Amount for such Distribution Date, the Class A-2 Interest Distributable

Amount for such Distribution Date, the Class A-3 Interest Distributable Amount for such Distribution Date and the Class A-4 Interest Distributable Amount for such Distribution Date.

         "Class B Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class B Monthly Interest Distributable Amount for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date.

         "Class C Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class C Monthly Interest Distributable Amount for such Distribution Date and the Class C Interest Carryover Shortfall for such Distribution Date.

         "Class D Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class D Monthly Interest Distributable Amount for such Distribution Date and the Class D Interest Carryover Shortfall for such Distribution Date.

         "Initial Distributable Amount" means, with respect to any Distribution Date, an amount equal to one-twelfth of 1.00% of the Pool Balance as of the first day of the related Collection Period.

         "Regular Principal Allocation" means, with respect to any Distribution Date, the excess, if any, of the aggregate outstanding principal amount of the Notes as of the day immediately preceding such Distribution Date over (a) the Pool Balance at the end of the related Collection Period minus
(b) the Overcollateralization Target Amount with respect to such Distribution Date; provided, however, that the Regular Principal Allocation shall not exceed the outstanding principal balance of the Notes; and provided, further, that the Regular Principal Allocation on or after the Final Scheduled Distribution Date of any Class of Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of such Class of Notes to zero.

         "Second Allocation of Principal" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the day immediately preceding such Distribution Date over (y) the Pool Balance as of the end of the related Collection Period.

         "Servicing Fee" has the meaning set forth in "--Servicing Compensation." "Monthly Collection Expenses" has the meaning set forth in "--Servicing Compensation." "Servicing Fee Priority Payment Amount" has the meaning set forth in "--Servicing Compensation."

         "Third Allocation of Principal" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the day immediately preceding such Distribution Date over (y) the Pool Balance as of the end of the related Collection Period.

         Priority of Payments Following Indenture Events of Default Resulting in Acceleration of the Notes. Notwithstanding the foregoing, on each Distribution Date following the occurrence and during the continuation of an Indenture Event of Default relating to default in the payment of principal or interest on any Note or the occurrence of an event of insolvency or dissolution which Indenture Event of Default has resulted in an acceleration of the Notes (but prior to any liquidation of the Receivables and other Trust property), (1) if the Class A Notes are outstanding, the funds on deposit in the Collection Account remaining after the payment of the Servicing Fee and the fees payable to the Owner Trustee, the Indenture Trustee and the Bond Administrator, respectively, and interest on the Class A Notes for such Distribution Date, will be deposited in the Principal Distribution Account to the extent necessary to reduce the principal amount of the Class A Notes to zero, or (2) if the Class A Notes are paid in full, the funds on deposit in the Collection Account remaining after the payment of the aforementioned fees and interest on the Class B Notes for such Distribution Date will be deposited in the Principal Distribution Account to the extent necessary to reduce the principal amount of the Class B Notes to zero, or (3) if the Class A Notes and Class B Notes are paid in full, the funds on deposit in the Collection Account remaining after the payment of the aforementioned fees and interest on the Class C Notes for such Distribution Date will be deposited in the Principal Distribution Account to the extent necessary to reduce the principal amount of the Class C Notes to zero, or (4) if the Class A Notes, Class B Notes and Class C Notes are paid in full, the funds on deposit in the Collection Account remaining after the payment of the aforementioned fees and interest on the Class D Notes for such Distribution Date will be deposited in the Principal Distribution Account to the extent necessary to reduce the principal amount of the Class D Notes to zero. In such case, no distributions of principal or interest on the Class B Notes will be made until payment in full of principal and interest on the Class A Notes, and no distributions of principal or interest on the Class C Notes will be made until payment in full of principal and interest on the Class A Notes and the Class B Notes, and no distributions of principal or interest on the Class D Notes will be made until payment in full of principal and interest on the Class A Notes, the Class B Notes and the Class C Notes. Notwithstanding the foregoing, following the occurrence and during the continuation of any other Indenture Event of Default which has resulted in an acceleration of the Notes (but prior to any liquidation of the Receivables and other Trust property), the funds on deposit in the Collection Account remaining after the payment of the Servicing Fee and the fees payable to the Owner Trustee, the Indenture Trustee and the Bond Administrator, respectively, interest on the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal, if any, will be deposited in the Principal Distribution Account to the extent necessary to reduce the principal amount of all the Notes to zero.

         Following an Indenture Event of Default, the Indenture Trustee may elect to liquidate the Receivables and the other property of the Trust, subject to the requirements described in this Prospectus Supplement under "Description of the Notes--Certain Provisions of the Indenture--Rights upon Indenture Events of Default." Irrespective of the type of Indenture Event of Default, upon such a liquidation of Receivables and other trust property, the proceeds of such a liquidation will be distributed in the order of priority described in the first paragraph under "Description of the Notes--Certain Provisions of the Indenture--Rights upon Indenture Events of Default" in this Prospectus Supplement.

Lists of Noteholders

         Three or more Noteholders of a given class of Notes, or one or more Noteholders evidencing not less than 25% of the aggregate outstanding principal amount of a given class of Notes may, by written request to the Bond Administrator, obtain access to the list of like Noteholders maintained by the Bond Administrator for the purpose of communicating with other like Noteholders with respect to their rights under the Indenture and Notes. The Bond Administrator may elect not to afford the requesting Noteholders access to such list if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all like Noteholders.

Reports to Noteholders

         On each Determination Date, the Bond Administrator will prepare, based in part on information supplied by the Servicer, and provide a statement to the Noteholders (the "Statement to Noteholders") on such Distribution Date. The Statement to Noteholders will be available on the Bond Administrator's website at www.jpmorgan.com/absmbs. Each such Statement to Noteholders will include the following information with respect to the Notes and the related Distribution Date or Collection Period, as applicable:

          (1) the amount of the distribution allocable to principal of each class of Notes;

          (2) the amount of the distribution allocable to interest on or with respect to each class of Notes;

          (3)  the amount of the Regular Principal Allocation;

          (4)  the amount of the First Allocation of Principal, if any;

          (5)  the amount of the Second Allocation of Principal, if any;

          (6)  the amount of the Third Allocation of Principal, if any;

          (7) the Pool Balance as of the close of business on the last day of the related Collection Period;

          (8) the outstanding aggregate principal amount of, and the note factor, for each class of Notes after giving effect to all payments reported under clause (1) above on such date;

          (9) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

          (10) the amounts of the respective fees paid to the Owner Trustee, the Indenture Trustee and the Bond Administrator with respect to the related Collection Period;

          (11) the aggregate amounts of Realized Losses, if any, and Cram Down Losses, if any, separately identified, with respect to the related Collection Period;

          (12) the aggregate Contract Value of all Receivables that became Liquidated Receivables or Purchased Receivables during the related Collection Period;

          (13) the aggregate Contract Value of Receivables that are 30 to 59 days, 60 to 89 days or 90 days or more delinquent as of the last day of the related Collection Period;

          (14) the Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Carryover Shortfall, the Class A-3 Interest Carryover Shortfall, the Class A-4 Interest Carryover Shortfall, the Class B Interest Carryover Shortfall, the Class C Interest Carryover Shortfall and the Class D Interest Carryover Shortfall, in each case after giving effect to payments on such Distribution Date, and any change in such amounts from the preceding statement;

          (15) the aggregate Purchase Amounts for Receivables, if any, that were purchased during or with respect to such Collection Period;

          (16) the aggregate Contract Value and number of all Receivables with respect to which the related Financed Vehicle was repossessed;
               (17) the aggregate Contract Value and number of Receivables with respect to which the Servicer granted an extension; and

          (18) the Overcollateralization Target Amount for the next Distribution Date.

         Each amount set forth on the Distribution Date statement under clauses (1), (2), (3), (4), (5), (6), (9), (10) or (14) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note, as applicable.

         "Realized Losses" as to any Distribution Date will equal the amount, if any, by which the outstanding aggregate Contract Value of all Receivables that became Liquidated Receivables during the related Collection Period exceeds that portion allocable to principal of all net liquidation proceeds received with respect to such Liquidated Receivables.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Trust, the Bond Administrator will mail to each person who at any time during such calendar year has been a Noteholder and received any payment on the Notes, a statement containing certain information for the purposes of such Noteholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences" herein.

Servicing Compensation

         The Servicer will be entitled to receive the Servicing Fee with respect to each Receivable on each Distribution Date in an amount specified in the Sale and Servicing Agreement. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates, will be payable on each Distribution Date. The Servicer will also be entitled to receive all late fees, prepayment charges, extension fees or other administrative fees or similar charges allowed by applicable law with respect to the Receivables and, on each

Distribution Date, will be entitled to receive reimbursement of certain out-of-pocket expenses of the Servicer, as specified in the Sale and Servicing Agreement, related to the servicing of the Receivables incurred during the related Collection Period (such the amount of any such reimbursement, a "Servicing Expense Reimbursement Amount"). In addition, on the Distribution Date immediately following the first Determination Date as of which the Pool Balance is equal to or less than 5% of the Original Pool Balance (the "Incentive Fee Payment Date"), the Servicer shall also be entitled to receive a certain incentive fee specified in the Sale and Servicing Agreement (the "Incentive Fee") if the cumulative net losses on the Receivables as of such date are below a certain limit specified in the Sale and Servicing Agreement. As described under "--Distributions--Priority of Payments" above, payment to the Servicer of the foregoing amounts will be subject to the condition that, if for any Distribution Date, the Servicing Fee and the Servicing Expense Reimbursement Amount payable on such Distribution Date (any the Incentive Fee, if any, on the Incentive Fee Payment Date) exceeds one-twelfth of 1.00% of the Pool Balance as of the first day of the related Collection Period (the "Servicing Fee Priority Payment Amount"), any such amounts payable to the Servicer in excess of the Servicing Fee Priority Payment Amount will be subordinate to all distributions of the Total Distribution Amount other than distributions to the Certificate Distribution Account.

         The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of receivables, as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Indenture Trustee, the Bond Administrator and the Owner Trustee. The Servicing Fee also will reimburse the Servicer for certain data processing costs and other costs incurred in connection with administering the Receivables that are not otherwise reimbursable to the Servicer.

Evidence as to Compliance

         The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Indenture Trustee, the Bond Administrator, the Owner Trustee and the Rating Agencies within 120 days after the end of each calendar year, a statement conducted pursuant to SAS 70 as to compliance by the Servicer during the twelve months that ended as of the end of such calendar year (or in the case of the first such certificate, the period from the Closing Date to the end of such calendar year) with certain standards relating to the servicing of the Receivables.

         The Sale and Servicing Agreement will also provide for the delivery to the Indenture Trustee, the Bond Administrator, the Owner Trustee and the Rating Agencies, within 120 days after the end of each calendar year, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding calendar year (or in the case of the first such certificate, the period from the Closing Date to the end of such calendar year) or, if there has been a default in the fulfillment of any such obligation, describing each such default and the status thereof. The Servicer has agreed to give the Indenture Trustee, the Bond Administrator and the Owner Trustee notice of any Servicer Termination Event under the Sale and Servicing Agreement.

         Copies of such accountants' statements and officer's certificates may be obtained by Noteholders on request in writing addressed to the Bond Administrator.

Certain Matters Regarding the Servicer

         The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that its performance of such duties is no longer permissible under applicable law. No such resignation will become effective until a successor Servicer has assumed the servicing obligations and duties under the Sale and Servicing Agreement. In the event Systems & Services Technologies, Inc. resigns as Servicer or is terminated as Servicer, the Indenture Trustee has agreed to assume the servicing obligations and duties under the Sale and Servicing Agreement.

         The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust or the Noteholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement except for liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder.

         Under the circumstances specified in the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity, in each of the foregoing cases, assumes the obligations of the Servicer, will be the successor to the Servicer under the Sale and Servicing Agreement.

Servicer Termination Events and Additional Servicer Termination Events

         A "Servicer Termination Event" under the Sale and Servicing Agreement will mean the occurrence of any of the following:

          (1) any failure by the Servicer to deposit to the Collection Account any proceeds or payments required to be so delivered, which failure continues unremedied for five Business Days, or any failure to deliver the Servicer's Certificate by the applicable Determination Date, which failure materially and adversely affects the rights of Securityholders and continues unremedied for five Business Days;

          (2) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement under the Sale and Servicing Agreement, which failure materially and adversely affects the rights of Securityholders and continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by (a) the Indenture Trustee, (b) the Owner Trustee or (c) the holders of Notes representing more than 25% of the aggregate outstanding principal amount of the Controlling Class;

          (3) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer;

          (4) any assignment or delegation by the Servicer of its duties or rights under the Sale and Servicing Agreement, except as specifically permitted thereunder; and

          (5) the disqualification of the Servicer as an Eligible Servicer (as defined in the Sale and Servicing Agreement).

         In addition, if the Servicer fails to meet certain performance tests described in the Sale and Servicing Agreement, that failure will constitute an "Additional Servicer Termination Event" under the Sale and Servicing Agreement.

Rights Upon Servicer Termination Event or Additional Servicer Termination
Event

         If a Servicer Termination Event occurs, then the Indenture Trustee or holders of Notes evidencing 25% or more of the aggregate outstanding principal amount of the Controlling Class, may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement. If an Additional Servicer Termination Event occurs, then the Indenture Trustee may, and will at the direction of the owner of at least 75% of the Certificates, terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement. In either case, the Indenture Trustee, as successor Servicer, or such other successor Servicer as shall have been appointed by the Indenture Trustee, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor Servicer will not result in a material disruption in the performance of the duties of the Servicer.

Waiver of Past Defaults

         The holders of Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Controlling Class may waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No such waiver shall impair the Noteholders' rights with respect to subsequent defaults.

Successor Servicer

         If a Servicer Termination Event occurs under the Sale and Servicing Agreement while SST is Servicer, or if SST is terminated as Servicer or resigns as Servicer, the Indenture Trustee has agreed to act as successor Servicer.

Amendment

         Each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of the Securityholders thereunder; provided, that any such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Securityholder; provided, however, that such amendment shall be deemed not to materially and adversely affect the interests of any Securityholder, and no such opinion of counsel shall be required, if the Rating Agencies confirm that the amendment will not result in the withdrawal, qualification or reduction of the then current ratings of the Notes.

         The Transfer and Servicing Agreements may also be amended from time to time by the parties thereto with the consent of the Class A Noteholders evidencing at least a majority of the Class A Note Balance, the Class B Noteholders evidencing at least a majority of the Class B Note Balance, the Class C Noteholders evidencing at least a majority of the Class C Note Balance and the Class D Noteholders evidencing at least a majority of the Class D Note Balance, and the consent of Certificateholders evidencing at least a majority of the percentage interests in the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of the Securityholders; provided, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Securityholders or (2) reduce the aforesaid percentage of the Class A Notes, Class B Notes, Class C Notes, Class D Notes or Certificates that is required to consent to any such amendment, without the consent of the holders of all of the outstanding Class A Notes, Class B Notes, Class C Notes, Class D Notes or Certificates, as applicable.

Termination

         The obligations of the Servicer, the Depositor, the Trust Administrator, the Owner Trustee, the Indenture Trustee and the Bond Administrator with respect to the Trust pursuant to the Transfer and Servicing Agreements will terminate upon the earliest to occur of:

          (1) the maturity or other liquidation of the last Receivable in the Receivables Pool and the disposition of any amounts received upon liquidation of any such remaining Receivables,

          (2) the payment to Securityholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and

          (3) the purchase by the Servicer or a Certificateholder evidencing 100% of the percentage interests in the Certificates of all of the Receivables as of the end of any Collection Period after the Pool Balance is reduced to 5% or less of the Original Pool Balance pursuant to the terms of the Sale and Servicing Agreement.

Administration Agreement

         JPMorgan Chase Bank, in its capacity as the Trust Administrator (the "Trust Administrator"), will enter into the Administration Agreement with the Trust and the Indenture Trustee pursuant to which the Trust Administrator will agree to provide the notices and to perform other administrative obligations required by the Indenture. The Trust Administrator will not be paid a separate fee for the performance of its duties as Trust Administrator.

                         DESCRIPTION OF THE CERTIFICATES

General

         The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

Distributions

         The Certificates will have no principal balance and will not accrue interest. Payments will be made on the Certificates on each Distribution Date only to the extent of (1) the remainder, if any, of the Initial Distributable Amount after payments to the Servicer and (2) available funds after payments on the Notes, other Trust expenses and other required amounts, as described herein.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Sidley Austin Brown & Wood LLP, special federal tax counsel to the Trust, for federal income tax purposes, the Offered Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) that is taxable as a corporation.

         Each holder of an Offered Note, by the acceptance of an Offered Note, will agree to treat the Offered Notes as indebtedness. See "Material Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Offered Notes.

                              ERISA CONSIDERATIONS

The Offered Notes

         The Offered Notes may, in general, be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or
Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of an Offered Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in
Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Offered Notes under ERISA, see "ERISA Considerations" in the Prospectus.

         The Offered Notes may not be purchased with the assets of a Plan if the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee, the Bond Administrator or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such Plan assets and (2) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

         Each Plan that acquires an Offered Note or an interest in an Offered Note shall be deemed to represent, by its acceptance of the Offered Note or interest, that its acquisition and holding of the Offered Note satisfy the requirements for exemptive relief under Prohibited Transaction Class Exemption ("PTCE") 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14 or a similar exemption, or, in the case of a Plan subject to Similar Law, will not result in a non-exempt violation of Similar Law.

         See "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in an Underwriting Agreement among the Depositor and the Underwriters (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to each of the underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of the Offered Notes set forth opposite its name below.

                     Principal Principal Principal Principal

                                           Amount of      Amount of      Amount of      Amount of
                                           Class A-1      Class A-2      Class A-3      Class A-4
Underwriter                                  Notes          Notes          Notes          Notes
-----------                                  -----          -----          -----          -----
Salomon Smith Barney Inc..............      $              $              $              $
Deutsche Bank Securities Inc..........      $              $              $              $
J.P. Morgan Securities Inc............      $              $              $              $


                                           Principal      Principal
                                           Amount of      Amount of
                                            Class B        Class C
Underwriter                                  Notes          Notes
-----------                                  -----          -----
Salomon Smith Barney Inc..............      $              $


         In the Underwriting Agreement, the Underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Notes if any Offered Notes are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

         The Depositor has been advised by the Underwriters that they propose initially to offer the Offered Notes to the public at the prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less the initial selling concession not in excess of the applicable percentage set forth in the table below. The Underwriters may allow and such dealers may reallow a concession not in excess of the applicable percentage set forth in the table below to certain other dealers. After the initial public offering of the Offered Notes, the public offering price and such concessions may be changed.

                                 Selling
                               Concession       Reallowance
Class A-1 Notes...................     %                %
Class A-2 Notes...................     %                %
Class A-3 Notes...................     %                %
Class A-4 Notes...................     %                %
Class B Notes.....................     %                %
Class C Notes.....................     %                %

         Until the distribution of the Offered Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Notes.

         If the Underwriters create a short position in the Offered Notes in connection with the offering, i.e., if they sell more Offered Notes than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Offered Notes in the open market.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Notes. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         Each Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell, any Offered Notes to persons in the United Kingdom before the expiration of six months from the Closing Date except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, as amended, (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") of Great Britain with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom, (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Offered Notes to a person who is of a kind described in
Article 11(3) of the Financial Services Act (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on, and (d) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of the offered securities in circumstances in which Section 21(1) of the FSMA does not apply to the Trust and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered securities in, from or otherwise involving the United Kingdom.

         Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

         The Underwriting Agreement provides that the Depositor will indemnify each of the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that any of the Underwriters may be required to make in respect thereof.

         The Bond Administrator, on behalf of the Indenture Trustee, may, from time to time, invest the funds in the Collection Account in investments acquired from or issued by the Underwriters or their respective affiliates.

         The Seller and the Depositor are affiliates of Salomon Smith Barney
Inc.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Depositor and Seller by Sidley Austin Brown & Wood LLP. Certain legal matters with respect to the federal income tax matters discussed under "Material Federal Income Tax Consequences" herein will be passed upon by Sidley Austin Brown & Wood LLP, special federal tax counsel to the Trust. Certain legal matters will be passed upon for the Underwriters by Sidley Austin Brown & Wood LLP.

                             INDEX OF DEFINED TERMS

Term                                                                  Page

ABS...................................................................S-25
ABS Tables............................................................S-25
Actuarial Method......................................................S-15
Actuarial Receivable..................................................S-15
Additional Servicer Termination Event.................................S-55
APR..............................................................S-8, S-15
Balloon Receivable....................................................S-15
Bond Administrator...............................................S-4, S-42
Business Day..........................................................S-34
Cede.............................................................S-2, S-42
Certificate Distribution Account......................................S-47
Certificates...........................................................S-4
Certificatholder.......................................................S-7
Class A Noteholders' Interest Distributable Amount....................S-50
Class A Notes.........................................................S-33
Class A Principal Distributable Amount................................S-36
Class A-1 Final Scheduled Distribution Date...........................S-36
Class A-1 Interest Carryover Shortfall................................S-33
Class A-1 Interest Distributable Amount...............................S-34
Class A-1 Monthly Interest Distributable Amount.......................S-33
Class A-1 Notes.......................................................S-33
Class A-1 Rate........................................................S-34
Class A-2 Final Scheduled Distribution Date...........................S-36
Class A-2 Interest Carryover Shortfall................................S-33
Class A-2 Interest Distributable Amount...............................S-34
Class A-2 Monthly Interest Distributable Amount.......................S-33
Class A-2 Notes.......................................................S-33
Class A-2 Rate........................................................S-34
Class A-3 Final Scheduled Distribution Date...........................S-36
Class A-3 Interest Carryover Shortfall................................S-33
Class A-3 Interest Distributable Amount...............................S-34
Class A-3 Monthly Interest Distributable Amount.......................S-33
Class A-3 Notes.......................................................S-33
Class A-3 Rate........................................................S-34
Class A-4 Final Scheduled Distribution Date...........................S-36
Class A-4 Interest Carryover Shortfall................................S-33
Class A-4 Monthly Interest Distributable Amount.......................S-33
Class A-4 Notes.......................................................S-33
Class A-4 Rate........................................................S-34
Class B Final Scheduled Distribution Date.............................S-36
Class B Interest Carryover Shortfall..................................S-33
Class B Monthly Interest Distributable Amount.........................S-33
Class B Noteholders' Interest Distributable Amount..............S-34, S-51

Term                                                                  Page

Class B Notes.........................................................S-33
Class B Principal Distributable Amount................................S-36
Class B Rate..........................................................S-34
Class C Final Scheduled Distribution Date.............................S-36
Class C Monthly Interest Distributable Amount.........................S-33
Class C Noteholders' Interest Distributable Amount..............S-34, S-51
Class C Notes.........................................................S-33
Class C Principal Distributable Amount................................S-36
Class C Rate..........................................................S-34
Class D Final Scheduled Distribution Date.............................S-36
Class D Interest Carryover Shortfall..................................S-33
Class D Monthly Interest Distributable Amount.........................S-33
Class D Noteholders' Interest Distributable Amount..............S-34, S-51
Class D Notes.........................................................S-33
Class D Principal Distributable Amount................................S-37
Class D Rate..........................................................S-34
Clearstream...........................................................S-42
Clearstream Customers.................................................S-44
Closing Date.....................................................S-4, S-16
Collection Account....................................................S-47
Collection Period.....................................................S-34
Contract Value...................................................S-8, S-16
Controlling Class.....................................................S-38
Cram Down Loss........................................................S-37
Credit and Collection Policy..........................................S-20
Custodian.............................................................S-14
Cutoff Date......................................................S-4, S-15
Cutoff Date Pool Balance..............................................S-15
Definitive Notes......................................................S-43
Depositaries..........................................................S-42
Depositor..............................................................S-4
Determination Date....................................................S-46
Dime..................................................................S-20
Discounted Payments..............................................S-8, S-16
Distribution Date................................................S-4, S-34
DTC...................................................................S-42
Eligible Deposit Account..............................................S-46
Eligible Institution..................................................S-46
Eligible Investments..................................................S-46
ERISA.................................................................S-57
Euroclear.............................................................S-42
Euroclear Operator....................................................S-44
Euroclear Participants................................................S-44
Final Scheduled Distribution Date................................S-7, S-24
Financed Vehicles.....................................................S-15
First Allocation of Principal.........................................S-50

FSMA..................................................................S-59
Incentive Fee.........................................................S-54
Incentive Fee Payment Date............................................S-54
Indenture.............................................................S-33
Indenture Events of Default...........................................S-38
Indenture Trustee................................................S-4, S-41
Initial Class A-1 Note Balance........................................S-33
Initial Class A-2 Note Balance........................................S-33
Initial Class A-3 Note Balance........................................S-33
Initial Class A-4 Note Balance........................................S-33
Initial Class B Note Balance..........................................S-33
Initial Class D Note Balance..........................................S-33
Initial Distributable Amount..........................................S-51
Interest Accrual Period................................................S-5
Liquidated Receivable.................................................S-48
Monthly Collection Expenses...........................................S-51
Moody's................................................................S-9
Net Liquidation Losses................................................S-37
Note Interest Distribution Account....................................S-47
Noteholders......................................................S-4, S-34
Notes............................................................S-4, S-33
Offered Notes....................................................S-4, S-33
Original Pool Balance..................................................S-8
Overcollateralization Target Amount..............................S-8, S-47
Owner Trustee....................................................S-4, S-14
Participants..........................................................S-42
Payment Date...........................................................S-4
Plan..................................................................S-57
Pool Annualized Net Loss Rate.........................................S-37
Pool Balance..........................................................S-37
Principal Distribution Account........................................S-47
PTCE..................................................................S-58
Purchase Agreements...................................................S-15
Purchase Amount.......................................................S-45
Rating Agencies........................................................S-9
Realized Losses.......................................................S-53


Receivables......................................................S-7, S-15
Receivables Pool......................................................S-15
Receivables Purchase Agreement........................................S-15
Reconciliation Account................................................S-48
Reconciliation Account Bank...........................................S-48
Record Date......................................................S-4, S-34
Recoveries............................................................S-48
Regular Principal Allocation..........................................S-51
Rules.................................................................S-43
S&P....................................................................S-9
Sale and Servicing Agreement..........................................S-16
Salomon Brothers Realty................................................S-4
Second Allocation of Principal........................................S-51
Securities.............................................................S-4
Seller.................................................................S-4
Servicer...............................................................S-4
Servicer Termination Event............................................S-55
Servicer's Certificate................................................S-46
Servicing Expense Reimbursement Amount................................S-54
Servicing Fee.........................................................S-51
Servicing Fee Priority Payment Amount...........................S-51, S-54
SST..............................................................S-4, S-23
Statement to Noteholders..............................................S-52
Terms and Conditions..................................................S-44
Third Allocation of Principal.........................................S-51
Total Distribution Amount.............................................S-48
Transfer and Servicing Agreements.....................................S-45
Trust............................................................S-4, S-14
Trust Accounts........................................................S-46
Trust Administrator...................................................S-57
Trustees..............................................................S-13
Underwriters..........................................................S-58
Underwriting Agreement................................................S-58
VSI Policy............................................................S-22
Washington Mutual.....................................................S-20
WMI...................................................................S-20

===============================================================================
                              Prospectus Supplement


                           SSB Auto Loan Trust 2002-1

        $195,000,000                % Asset Backed Notes, Class A-1
        $243,000,000                % Asset Backed Notes, Class A-2
        $106,000,000                % Asset Backed Notes, Class A-3
        $ 73,746,000                % Asset Backed Notes, Class A-4
        $ 18,121,000                % Asset Backed Notes, Class B
        $  9,884,000                % Asset Backed Notes, Class C

                          Salomon Brothers Realty Corp.
                                     Seller

                           SSB Vehicle Securities Inc.
                                    Depositor


                      Systems & Services Technologies, Inc.
                                    Servicer


                                  Class A Notes

                              Salomon Smith Barney

                            Deutsche Bank Securities

                                    JPMorgan


                            Class B and Class C Notes

                              Salomon Smith Barney

         You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the Prospectus. We have not authorized anyone to provide you with different information.

         We are not offering these Notes in any state where the offer is not permitted.

         We do not claim the accuracy of the information in this Prospectus Supplement and the Prospectus as of any date other than the dates stated on their respective covers.

         Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of these Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these Notes will deliver a Prospectus Supplement and Prospectus until .

===============================================================================